Exhibit 4.24

BIORA THERAPEUTICS, INC.,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME

and

GLAS TRUST COMPANY LLC

as Trustee and Collateral Agent

INDENTURE

Dated as of December 19, 2023

11.00% / 13.00 % Convertible Senior Secured Notes due 2028

TABLE OF CONTENTS

Page

Article 1. Definitions; Rules of Construction 1

Section 1.01. Definitions. 1

Section 1.02. Other Definitions. 26

Section 1.03. Rules of Construction. 27

Article 2. The Notes 27

Section 2.01. Form, Dating and Denominations. 27

Section 2.02. Execution, Authentication and Delivery. 28

Section 2.03. Initial Notes; No Additional Notes. 29

Section 2.04. Method of Payment. 29

Section 2.05. Basis of Interest; Defaulted Amounts; When Payment Date is Not a Business Day; Method of Paying Interest. 30

Section 2.06. Registrar, Paying Agent and Conversion Agent. 32

Section 2.07. Paying Agent and Conversion Agent to Hold Property in Trust. 33

Section 2.08. Holder Lists. 34

Section 2.09. Legends. 34

Section 2.10. Transfers and Exchanges; Certain Transfer Restrictions. 35

Section 2.11. Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption. 40

Section 2.12. Removal of Transfer Restrictions. 41

Section 2.13. Replacement Notes. 41

Section 2.14. Registered Holders; Certain Rights with Respect to Global Notes. 41

Section 2.15. Cancellation. 42

Section 2.16. Notes Held by the Company or its Subsidiaries. 42

Section 2.17. Temporary Notes. 42

Section 2.18. Outstanding Notes. 42

Section 2.19. Repurchases by the Company. 43

Section 2.20. CUSIP and ISIN Numbers. 43

Section 2.21. Beneficial Ownership Limitation. 44

Article 3. Covenants 45

Section 3.01. Payment on Notes. 45

Section 3.02. Exchange Act Reports. 45

Section 3.03. Rule 144A Information. 46

Section 3.04. Additional Interest. 46

Section 3.05. Compliance and Default Certificates. 47

Section 3.06. Stay, Extension and Usury Laws. 48

Section 3.07. Corporate Existence. 48

Section 3.08. Acquisition of Notes by the Company and its Affiliates. 48

Section 3.09. Limitation on Incurrence of Indebtedness. 48

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Section 3.10. Limitation on Liens 52

Section 3.11. Limitation on Restricted Payments. 52

Section 3.12. Limitation on Asset Sales. 54

Section 3.13. Transactions with Affiliates 56

Section 3.14. Minimum Liquidity. 58

Section 3.15. Covenant to Give Security 58

Section 3.16. Future Guarantors 58

Article 4. Repurchase and Redemption 59

Section 4.01. No Sinking Fund. 59

Section 4.02. Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. 59

Section 4.03. Right of the Company to Redeem the Notes. 63

Article 5. Conversion 65

Section 5.01. Right to Convert. 65

Section 5.02. Conversion Procedures. 66

Section 5.03. Settlement Upon Conversion. 68

Section 5.04. Reserve and Status of Common Stock Issued Upon Conversion. 70

Section 5.05. Adjustments to the Conversion Rate. 70

Section 5.06. Voluntary Adjustments. 81

Section 5.07. Reserved. 81

Section 5.08. Exchange in Lieu of Conversion. 81

Section 5.09. Effect of Common Stock Change Event. 82

Article 6. Successors 84

Section 6.01. When the Company May Merge, Etc. 84

Section 6.02. Successor Corporation Substituted. 84

Article 7. Defaults and Remedies 85

Section 7.01. Events of Default. 85

Section 7.02. Acceleration. 87

Section 7.03. Sole Remedy for a Failure to Report. 88

Section 7.04. Other Remedies. 89

Section 7.05. Waiver of Past Defaults. 89

Section 7.06. Control by Required Holders. 89

Section 7.07. Limitation on Suits. 90

Section 7.08. Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration. 90

Section 7.09. Collection Suit by Trustee. 90

Section 7.10. Trustee May File Proofs of Claim. 91

Section 7.11. Priorities. 91

Section 7.12. Undertaking for Costs. 92

Article 8. Amendments, Supplements and Waivers 92

Section 8.01. Without the Consent of Holders. 92

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Section 8.02. With the Consent of Holders. 93

Section 8.03. Notice of Amendments, Supplements and Waivers. 94

Section 8.04. Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc. 94

Section 8.05. Notations and Exchanges. 95

Section 8.06. Trustee to Execute Supplemental Indentures. 95

Article 9. Satisfaction and Discharge; Defeasance of Certain Covenants 95

Section 9.01. Termination of Company’s Obligations. 95

Section 9.02. Repayment to Company. 96

Section 9.03. Reinstatement. 96

Section 9.04. Defeasance of Restrictive Covenants. 97

Article 10. Trustee 98

Section 10.01. Duties of the Trustee. 98

Section 10.02. Rights of the Trustee. 99

Section 10.03. Individual Rights of the Trustee. 100

Section 10.04. Trustee’s Disclaimer. 100

Section 10.05. Notice of Defaults. 101

Section 10.06. Compensation and Indemnity. 101

Section 10.07. Replacement of the Trustee. 102

Section 10.08. Successor Trustee by Merger, Etc. 103

Section 10.09. Eligibility; Disqualification. 103

Article 11. Miscellaneous 103

Section 11.01. Notices. 103

Section 11.02. Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent. 105

Section 11.03. Statements Required in Officer’s Certificate and Opinion of Counsel. 105

Section 11.04. Rules by the Trustee, the Registrar and the Paying Agent. 105

Section 11.05. No Personal Liability of Directors, Officers, Employees and Stockholders. 105

Section 11.06. Governing Law; Waiver of Jury Trial. 106

Section 11.07. Submission to Jurisdiction. 106

Section 11.08. No Adverse Interpretation of Other Agreements. 106

Section 11.09. Successors. 106

Section 11.10. Force Majeure. 106

Section 11.11. U.S.A. PATRIOT Act. 107

Section 11.12. Calculations. 107

Section 11.13. Severability. 107

Section 11.14. Counterparts. 107

Section 11.15. Table of Contents, Headings, Etc. 107

Section 11.16. Withholding Taxes. 108

Article 12. Collateral 108

Section 12.01. Collateral Documents 108

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Section 12.02. Collateral Agent 108

Section 12.03. Release of Collateral; Non-Disturbance 111

Section 12.04. Suits to Protect the Collateral 112

Section 12.05. Authorization of Action to be Taken 112

Section 12.06. Purchaser Protection 113

Section 12.07. Powers Exercisable by Receiver or Trustee 113

Section 12.08. Release Upon Termination of the Company’s Obligations 113

Section 12.09. Collateral Agent; Collateral Documents. 114

Section 12.10. Replacement of Collateral Agent. 114

Section 12.11. Acceptance by Collateral Agent 115

Article 13. Guarantees 116

Section 13.01. Guarantees 116

Section 13.02. Limitation on Guarantor Liability 117

Section 13.03. 118

Section 13.04. When Guarantors May Merge, etc. 118

Section 13.05. Application of Certain Provisions of the Guarantors 119

Section 13.06. 119

Exhibits

Exhibit A: Form of Note A-1

Exhibit B-1A: Form of Restricted Note Legend (Non-Affiliate Note) B1A-1

Exhibit B-1B: Form of Restricted Note Legend (Affiliate Note) B1A-1

Exhibit B-2: Form of Global Note Legend B2-1

Exhibit B-3: Form of Non-Affiliate Legend B3-1

Exhibit C: Form of Supplemental Indenture C-1

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INDENTURE, dated as of December 19, 2023, among Biora Therapeutics, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantors party hereto from time to time (as defined herein), and GLAS Trust Company LLC, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the Trustee, the Collateral Agent and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 11.00% / 13.00% Convertible Senior Secured Notes due 2028 (the “Notes”).

Article 1.
Definitions; Rules of Construction
Section 1.01.
Definitions.

“Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Affiliate Note” means any Note, which shall initially be a Physical Note, issued under this Indenture to, and initially registered in the name of, an Affiliate of the Company, and any Notes issued in exchange therefor or in substitution thereof; provided, however, that a Note that is an Affiliate Note will cease to be an Affiliate Note at such time, if any, when such Note ceases to be a Transfer-Restricted Security. For the avoidance of doubt, each Affiliate Note shall be deemed to be a Transfer-Restricted Security until such time until it ceases to be so in accordance with such definition. Neither the Trustee nor the Collateral Agent is under any obligation to determine or inquire whether any Note is an Affiliate Note and may conclusively rely on an Officer’s Certificate with respect thereto.

“Affiliate Transaction” shall have the meaning specified in Section 3.13.

“Applicable Premium” means, for any Note to be converted, an amount equal to the lesser of (x) the amount, as of such Conversion Date or date of acceleration (including, without limitation, as a result of the commencement of any insolvency proceeding under any provision of any Bankruptcy Law), of all regularly scheduled interest payments due on such Note on each Interest Payment Date calculated at the Cash Interest Rate occurring after such Conversion Date through and including the Maturity Date and (y) the amount, as of such Conversion Date or date of acceleration (including, without limitation, as a result of the commencement of any insolvency proceeding under any provision of any Bankruptcy Law), of all interest amounts (calculated at the Cash Interest Rate) that would have accrued on such Note had such Note remained outstanding through the second anniversary of such Conversion Date or date of acceleration (including, without limitation, as a result of the commencement of any insolvency proceeding under any provision of any Bankruptcy Law); provided, however, that if such Conversion Date or date of acceleration is after a Regular Record Date and on or before the next Interest Payment Date, the Holder of such Note at the Close of Business on such Regular Record Date will, pursuant to Section 5.02(D) be entitled, notwithstanding such conversion, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date and (A) in the case of clause (x) above, such amount shall be deducted from the Applicable Premium, and (B) in the case of clause (y) above, the Applicable

Premium shall be reduced by the amount of interest that would have accrued on such Note from and including such Conversion Date or date of acceleration through but excluding such Interest Payment Date.

“Applicable Share Price” means, (1) in the case of any conversion other than during a Redemption Period, the greater of (x) the Minimum Price and (y) the simple average of the Daily VWAP for the 10 consecutive Trading Days ending on and including the Trading Day immediately preceding the applicable Conversion Date and (2) in the case of a conversion with a Conversion Date during a Redemption Period, the greater of (x) the Minimum Price and (y) the simple average of the Daily VWAP for the 10 consecutive Trading Days ending on and including the Trading Day immediately preceding the Redemption Notice Date, in each case subject to adjustment pursuant to Section 5.05(A)(vi).

“Asset Sale” means:

(A)
the sale, conveyance, transfer or other Disposition (whether in a single transaction or a series of related transactions) of property or assets outside the ordinary course of business of the Company or any Subsidiary;
(B)
any license of Intellectual Property; or
(C)
the issuance or sale of Capital Stock (other than director’s qualifying shares, shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law or Disqualified Stock) of any Subsidiary (other than to the Company or another Subsidiary), whether in a single transaction or a series of related transactions, in each case, other than:

(i)
a sale, exchange or other Disposition of obsolete, damaged, unnecessary, unsuitable or worn out equipment, or other assets, in the ordinary course of business, or Dispositions of property no longer used, useful or economically practicable or commercially reasonable to maintain in the conduct of the business of the Company and its Subsidiaries, taken as a whole;
(ii)
any Disposition that constitutes a Fundamental Change;
(iii)
any transaction specifically excluded from the definition of Investment or Restricted Payment or any Permitted Investment (other than as a result of the application of clause (D) or clause (P) of such definition);
(iv)
Dispositions between or among the Company and/or its Subsidiaries; provided, that the fair market value of Dispositions from the Company and the Guarantors to Subsidiaries that are not Guarantors shall not exceed $50,000 in the aggregate during the term of this Agreement;

(v)
any settlement of or payment in respect of any property or casualty insurance claim or any foreclosure, condemnation, expropriation or similar proceeding relating to any property or assets of the Company or any of its Subsidiaries;
(vi)
any sale or Disposition deemed to occur in connection with the granting or creation of any Lien;
(vii)
issuances of Capital Stock pursuant to benefit plans, employment agreements, equity plans, stock subscription or shareholder agreements, stock ownership plans and other similar plans, policies, contracts or arrangements established in the ordinary course of business or approved by Board of Directors in good faith;
(viii)
the lease, assignment, license, sublicense or sublease of any real or personal property (including Intellectual Property) in the ordinary course of business or consistent with industry practice, other than any Material Intellectual Property (or any license thereof) and other than any licenses, sublicenses, leases, subleases or assignments that are exclusive generally or exclusive with respect to any region, geography, field of use or therapeutic indication;
(ix)
the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;
(x)
Dispositions of Investments (including Capital Stock) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements of joint ventures;
(xi)
the sale, exchange or other Disposition of cash or Cash Equivalents or marketable securities;
(xii)
the lapse, abandonment or other Disposition of Intellectual Property (other than Material Intellectual Property) by the Company and its Subsidiaries in the ordinary course of business to the extent not material to the conduct of their businesses, taken as a whole; or
(xiii)
the unwinding of any Swap Agreement.

“Asset Sale Offer” shall have the meaning specified in Section 3.12(C).

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1.00 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Blended Interest Rate” means 13.00% per annum.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalization Amount” means, for any Interest PIK Date, an amount per Note equal to, as applicable in accordance with Section 2.05(D), the Stock Amount or the interest accrued on the principal amount of such Note as of the immediately preceding Interest Payment Date (or, if there is no immediately preceding Interest Payment Date, the interest accrued on the Initial Principal Amount) and not paid in cash, calculated at the Blended Interest Rate on the principal amount of such Note for which interest is not paid in cash for the period from, and including, such immediately preceding Interest Payment Date (or, if there is no immediately preceding Interest Payment Date, from, and including, the issue date of such Notes) or such other date from which such Note bears interest as stated on such Note to, but excluding, such Interest PIK Date.

“Capitalization Method” shall have the meaning specified in Section 2.05(D)(i).

“Capitalized Principal Amount” means, for any date, the principal amount per Note equal to the Initial Principal Amount of such Note, as increased on each Interest PIK Date occurring on or prior to such date by the Capitalization Amount for such Interest PIK Date, if any to the extent such Capitalization Amount was paid on such Note using the Capitalization Method.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means:

(A)
(i) cash or (ii) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that, in the case of Investments of the type described in clause (ii), the full faith and credit of the United States of America is pledged in support thereof;
(B)
corporate debt issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency), in each case with maturities of not more than 365 days from the date of acquisition thereof;

(C)
time and demand deposits with, or certificates of deposit or bankers’ acceptances of, any commercial bank that has combined capital and surplus of at least $500,000,000;
(D)
fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (A) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (C) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;
(E)
commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Moody’s or S&P;
(F)
marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(G)
securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision (including any municipality) or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least “A” (or A-1, SP1 or other then equivalent grade) by S&P or at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s as of the date of acquisition and, in each case, with a maturity of not more than one year from the date of acquisition thereof;
(H)
Investments, classified in accordance with GAAP as current assets, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that invest solely in one or more of the types of securities described in clauses (A) through (G) above; and
(I)
in the case of a Subsidiary incorporated, organized or formed outside the United States, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Subsidiary for cash management purposes.

“Cash Interest Rate” means 11.00% per annum.

“Cash Method” shall have the meaning specified in Section 2.05(D)(i).

“Cash Settlement” shall have the meaning specified in Section 5.03(A).

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, collectively, all property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Collateral Document, excluding in all events Excluded Assets (as defined in the Security Agreement).

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture, acting in such capacity, until a successor Collateral Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.

“Collateral Documents” means, collectively, the Security Agreement and each other security agreement or pledge agreement (including, without limitation, any mortgages) executed and delivered pursuant to Section 3.10 to secure any of the Obligations in respect of the Notes.

“Combination Settlement” shall have the meaning specified in Section 5.03(A).

“Common Stock” means the common stock, $0.001 par value per share, of the Company, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(B).

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 641.02564 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Corporate Trust Office” means the office of the Trustee, the Collateral Agent or a Note Agent, as applicable, at which, at any particular time, its corporate trust business in respect of this Indenture is administered, which office as of the Issue Date for purposes of surrender for registration of transfer or exchange or for presentation for payment or repurchase or for conversion only is located at GLAS Trust Company LLC, 3 Second Street, Suite 206, Jersey City, NJ 07311, Attn. TMGUS/Biora Therapeutics, Inc., or the principal corporate trust office of any successor Trustee, Collateral Agent or Note Agent, as applicable (or such other address as such successor Trustee, Collateral Agent or Note Agent, as applicable, may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” means any defeasance pursuant to, and subject to the terms of, Section 9.04.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BIOR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“De-Legending Deadline Date” means, with respect to any New Money Note, the fifteenth (15th) day after the Free Trade Date of such Note; provided, however, that if such fifteenth (15th) day is after a Regular Record Date and on or before the next Interest Payment Date, then the De-Legending Deadline Date for such Note will instead be the Business Day immediately after such Interest Payment Date.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction. For the avoidance of doubt, the Trustee shall have no responsibility for the actions or inactions of the Depositary pursuant to its Depositary Procedures.

“Disposition” or “Dispose” means the sale, transfer, issuance, license, lease, contribution or other disposition (including any sale and leaseback transaction or any contribution or other transfer in exchange for an Investment), whether in one transaction or in a series of transactions, of any property or assets (including, without limitation, any Capital Stock of the Company or any of its Subsidiaries) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature (other than, in each case, any provision requiring an offer to purchase such Capital Stock as a result of a change of control, delisting, asset sale or similar provision or any other provision permitting holders to convert such Capital Stock so long as any right of the holders thereof upon the occurrence of a change of control, delisting, asset sale or similar provision shall be subject to the prior repayment in full in cash of the Notes); provided that if such Capital Stock are issued pursuant to a plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agreements” means those certain exchange agreements, dated December 18, 2023, providing for the issuance by the Company of $23,930,000 aggregate principal amount of Notes.

“Exchange Notes” means Notes issued pursuant to the Exchange Agreements.

“Excluded Proceeds” shall mean, with respect to any Disposition of Intellectual Property (i) any royalty or similar payments received by the Company or its Subsidiaries from the counterparty in such Disposition in respect of products sold or commercialized by the Company, any of its Subsidiaries, or any third party, which payments are calculated based on and as a percentage of net sales (or similar metrics) of such products achieved after the applicable

Disposition or other direct or indirect monetization, and (ii) the portion, if any, of an upfront payment or a milestone payment solely to the extent required to be used, and used, to fund a feasibility study or confirmation study, or to the extent required to be used, and used, to fund clinical work or further research and development efforts, in each case related to the applicable Disposition or monetization and which is contemplated or required by the terms of the arrangements providing for such Disposition or monetization.

“Excluded Subsidiaries” means all of the following and “Excluded Subsidiary” means any of them:

(1) any Subsidiary (including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions) that is prohibited or restricted by applicable Law or by contractual obligation (including in respect of assumed Indebtedness permitted hereunder) existing on the Issue Date (or, with respect to any Subsidiary acquired by the Company or a Subsidiary after the Issue Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a Guarantee or if such Guarantee would require governmental (including regulatory) or third party (other than the Company or any Guarantor or their respective Subsidiaries) consent, approval, license or authorization pursuant to such contractual obligation (unless such consent, approval, license or authorization has been obtained or is received after commercially reasonable efforts to obtain the same),

(2) any Subsidiary with respect to which the Company determines and demonstrates to the satisfaction of the Required Holders in their sole discretion that the burden or cost (including any adverse tax consequences to the Company or any of the Company’s Subsidiaries) of providing the Guarantee will outweigh the benefits to be obtained by the Secured Parties therefrom, and

(3) Biora Therapeutics UK Limited, so long as it remains in the process of dissolution and otherwise has no material assets or operations.

Notwithstanding anything to the contrary herein, to the extent a Subsidiary which would otherwise constitute an Excluded Subsidiary by the terms of this Indenture becomes a guarantor in respect of any Indebtedness incurred by the Company or a Guarantor, such Subsidiary shall immediately and automatically cease to constitute an Excluded Subsidiary hereunder and shall comply with Section 3.15 and Section 3.16 within the time periods set forth therein.

“Existing Convertible Notes” means the Company’s outstanding 7.25% Convertible Senior Notes due 2025 issued pursuant to the Existing Convertible Notes Indenture.

“Existing Convertible Notes Indenture” means that certain Indenture, dated as of December 7, 2020, between the Company and The Bank of New York Mellon Company, N.A., as trustee.

“Fair Market Value” means the value that would be paid by a willing buyer or licensor to an unaffiliated willing seller or licensee in a transaction not involving distress or necessity of either party, reasonably determined in good faith by (unless otherwise provided in this Indenture) the Board of Directors.

“Free Trade Date” means (i) with respect to any New Money Note (other than any Affiliate Notes), the date that is one (1) year after the Original Issue Date of such Note, and (ii) with respect to any Affiliate Note, the date on which such Affiliate Note ceases to be a Transfer-Restricted Security.

“Freely Tradable” means, with respect to any New Money Note, that such New Money Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six (6) month period beginning on, and including, the date that is six (6) months after the Original Issue Date of such New Money Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the Free Trade Date of such New Money Note, such Note will not be “Freely Tradable” unless such New Money Note (x) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears the Restricted Note Legend. For the avoidance of doubt, whether a New Money Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.12.

“Fundamental Change” means any of the following events:

(A)
a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) (or, in the case of any Permitted Party or any “group” consisting only of Permitted Parties, seventy percent (70%)) of the voting power of all of the Company’s Common Stock;
(B)
the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);
(C)
the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D)
the Common Stock ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Notwithstanding the foregoing, for purposes of determining compliance with any provision herein, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal.

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture, the Notes and the other Notes Documents pursuant to Article 13.

“Guarantor” means each Person that becomes a Guarantor by executing an amended or supplemental indenture pursuant to Section 3.15 or Section 13.03 and, subject to Section 13.04, its successors and assigns of the foregoing.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and not past due by more than 90 days) and have not been paid within 90 days thereof, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by, and Contingent Obligations of, such Person of Indebtedness of others set forth in clauses (a) through (e) and (g) through (j) of this definition, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty or bankers’ acceptances; (i) obligations in respect of a Royalty Financing, and (j) net termination obligations under Swap Agreements (other than any such obligations that are settleable at the option of such Person in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations (other than, for the avoidance of doubt, those described in clause (f) above) incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) obligations in respect of non-exclusive time-based in-licenses in the ordinary course of business and consistent with customary industry practices; (5) deferred compensation; (6) trade payables or similar obligations to trade creditors or accrued expenses; or (7) obligations in respect of Preferred Stock that is not Disqualified Stock.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Principal Amount” of any Note means the principal amount of such Note at the time of original issuance of such Note.

“Intellectual Property” means (a) all compounds, formulations, materials, methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications, and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright, or similar laws) and (b) all patents and patent applications claiming the foregoing, as applicable, and all divisions, continuations and continuations-in-part of such patent applications, all patents issuing thereon and all reissues, reexaminations and extensions of any of the foregoing patents.

“Interest Payment Date” means, with respect to a Note, each June 1 and December 1 of each year, commencing on June 1, 2024 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Interest PIK Date” means each Interest Payment Date with respect to which the Company elects (or is deemed to have elected) or agrees to pay interest accrued on the Notes to, but excluding, such Interest Payment Date by the Capitalization Method pursuant to Section 2.05(D) hereof.

“Investment” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to Officers and employees made in the ordinary course of business, (ii) accounts receivable, credit card and debit card receivables, trade credit, advances to customers, (iii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, and (iv) intercompany investments among the Company and its Subsidiaries to finance foreign operations in the form of loans, in each case, that are incurred in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person that was acquired in contemplation of the acquisition of such Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person determined as provided in this Indenture. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but after giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of the dividend, distribution, interest payment, return of capital, repayment or disposition thereof for cash, not to exceed the original amount of such Investment.

“IP Monetization Proceeds” shall mean any amount recovered, received or otherwise realized by the Company or any of its Subsidiaries in connection with any Disposition or other direct or indirect monetization of Intellectual Property or any related rights, whether in the form of cash, Cash Equivalents, indebtedness, Capital Stock or other equity interests in a Person, provided, that amounts received by the Company in forms other than cash and Cash Equivalents shall constitute IP Monetization Proceeds once reduced to cash or Cash Equivalents (whether through payments, assignment proceeds, or any other means), and whether on account of upfront and milestone payments (whether based on the achievement of regulatory or clinical milestones, time-based milestones, or otherwise), contractual or other revenues or otherwise, in each case including any such assets resulting from, or any sale, lease, sublease, license, sublicense, assignment, disposition or other financing or transfer with respect to, or other monetization of, in each case, directly or indirectly, Intellectual Property (net of any direct legal and accounting costs and fees incurred in connection with such Disposition or monetization and taxes paid or currently payable as a direct result thereof after taking into account any available tax credits or deductions and any tax-sharing arrangements), other than, in each case, Excluded Proceeds.

“Issue Date” means December 19, 2023.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Lien” means, with respect to any asset, (A) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset; (B) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), other than an operating lease, relating to such asset; and (C) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. In no event will a Non-Finance Lease Obligation constitute a Lien.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material Intellectual Property” means all Intellectual Property that is: (i) necessary for or material to the business of the Company and its Subsidiaries (taken as a whole) and (ii) owned by or exclusively licensed to the Company or any of its Subsidiaries.

“Maturity Date” means the earlier to occur of (x) December 19, 2028 and (y) the date that is ninety (90) days prior to the maturity of the Existing Convertible Notes, solely to the extent there are Existing Convertible Notes outstanding in a principal amount equal to or greater than $5,000,000 as of such date.

“Minimum Price” means $1.36, which is the “Minimum Price” as defined in the applicable Nasdaq listing rules as in effect and calculated as of the date of the Exchange Agreements and the Purchase Agreements.

“Net Proceeds” means, (a) with respect to any Asset Sale (including, for the avoidance of doubt, any Royalty Financing, but excluding any event resulting in IP Monetization Proceeds) by the Company or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received by the Company or such Subsidiary in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received, unless, for the avoidance of doubt, any such cash or Cash Equivalents received by monetization is in the form of retained collections that do not constitute purchase price or consideration for the sale or other Disposition of the asset subject to such Asset Sale received by the Company or any of its Subsidiaries for such Asset Sale) over (ii) the sum of (A) all payments on account of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction, (B) the reasonable and customary out-of-pocket expenses incurred by such Person in connection with such transaction (including, without limitation, appraisals, brokerage, legal, title and recording or transfer tax expenses and commissions and legal, accounting and investment banking fees, sales commissions and other reasonable and customary fees and expenses) paid by such Person to third parties (other than Affiliates), (C) the taxes paid or the Company’s good faith and reasonable estimation of income, franchise, sales and other applicable taxes required to be paid as a result of such transaction, and (D) any amount subject to an escrow or provided as a reserve against any liabilities in respect of any indemnification obligations or purchase price adjustment associated with any such Disposition and which are reasonably expected to be paid (provided that, to the extent and at any time such amounts are not paid and are released from such escrow or reserve to the Company, such amounts shall constitute Net Proceeds) and (b) in connection with any issuance or sale of Indebtedness by the Company or any of its Subsidiaries, or any issuance or sale of Capital Stock by the Company, the cash proceeds received from such issuance or incurrence, net of the reasonable and customary out-of-pocket expenses incurred by such Person in connection with such transaction, including attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith paid by such Person to third parties (other than Affiliates). In the case of any non-Wholly Owned Subsidiary or joint venture, “Net Proceeds” shall be reduced by the pro rata portion thereof attributable to such minority interests or interests of joint venture partners.

“New Money Notes” means any Notes issued under this Indenture pursuant to the Purchase Agreements.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Non-Finance Lease Obligation” means a lease obligation that is not required to be accounted for as a finance lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. To avoid doubt, a straight-line or operating lease shall be considered a Non-Finance Lease Obligation.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Notes” means the 11.00% / 13.00% Convertible Senior Secured Notes due 2028 issued by the Company pursuant to this Indenture.

“Notes Documents” means this Indenture, the Notes, the Guarantees and the Collateral Documents.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer Amount” shall have the meaning specified in Section 3.12(C).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 11.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) acceptable to the Trustee, that meets the requirements of Section 11.03, subject to customary qualifications and exclusions.

“Original Issue Date” means the Issue Date.

“Permitted Investments” means:

(A)
(x) Investments by the Company or any Subsidiary in Subsidiaries that are Guarantors; and (y) Investments by the Company or any Guarantor in Subsidiaries that are not Guarantors of cash and Cash Equivalents or other assets (excluding Intellectual Property) in amounts of (i) if for the purpose of financing and otherwise facilitating pre-clinical and clinical programs and studies, up to $2,000,000 in the aggregate during the term of this Agreement; and (ii) for all other purposes, up to $50,000 in the aggregate during the term of this Agreement;

(B)
any Investment in cash and Cash Equivalents;
(C)
any Investment by the Company or any Subsidiary in a Person, if, as a result of, or in connection with, such Investment: (i) such Person becomes or will become a Subsidiary that is a Guarantor; or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Guarantor;

(D)
any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.12 or from a Disposition of assets not constituting an Asset Sale;
(E)
any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with past practice of the Company or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes;
(F)
advances to officers, directors, consultants and employees in the ordinary course of business or consistent with past practice, for travel, entertainment, relocation and analogous ordinary business purposes;
(G)
any Investment of the Company or any of its Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date; provided that the amount of any such Investment may be increased as otherwise permitted under this Indenture;
(H)
guarantees of Indebtedness incurred in accordance with Section 3.09;
(I)
receivables owing to the Company or any of its Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other pledges and deposits, if created, acquired or entered into in the ordinary course of business;
(J)
advances, loans, rebates and extensions of credit (including the creation of receivables and endorsements for collection and deposit) to suppliers, lessors, licensors, licensees, distributors, advisors, hosts, producers, customers and vendors, and performance guarantees, in each case in the ordinary course of business or consistent with past practice;
(K)
Investments resulting from the acquisition of a Person otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;
(L)
stock, obligations or securities received in satisfaction of judgments and any renewal or replacement thereof;
(M)
to the extent constituting Investments, (i) lease, utility and other similar pledges and deposits, (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar pledges and deposits, and (iii) guarantees of business obligations owed to landlords, suppliers, customers and licensees of the Company and its Subsidiaries, in each case, in the ordinary course of business;
(N)
Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(O)
the granting of leases, subleases, non-exclusive licenses or non-exclusive sublicenses to others in the ordinary course of business that do not materially adversely interfere in the business of the Company and its Subsidiaries, taken as a whole, and the rights of such parties set forth in such agreements;
(P)
Investments in joint ventures in the ordinary course of business of the Company or any of its Subsidiaries otherwise permitted by this Indenture; and
(Q)
Swap Agreements permitted under Section 3.09.

“Permitted Liens” means, with respect to any Person:

(A)
Liens existing as of the Issue Date;
(B)
Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, construction contractors’ or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;
(C)
Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;
(D)
(x) leases, non-exclusive licenses, subleases and non-exclusive sublicenses of real property and other assets in the ordinary course of business which do not materially interfere with the ordinary conduct of the Company’s or any of its Subsidiaries’ business and other Liens incidental to the conduct of the Company’s or any of its Subsidiaries’ business which do not in the aggregate materially detract from the value of the property or assets subject thereto or interfere with the ordinary conduct of the Company’s or any of its Subsidiaries’ business in an material and adverse respect, (y) encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Subsidiaries or to the ownership of their properties, which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Subsidiaries, and (z) rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority;
(E)
Liens arising from UCC financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;
(F)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(G)
Liens securing the Notes and any Guarantee;
(H)
Liens securing purchase money Indebtedness, Capital Lease Obligations, synthetic lease obligations and mortgages permitted under this Indenture; provided that such Liens do not at any time encumber any property or assets other than the property and assets financed thereby (together with any additions, accessions and improvements thereto and the proceeds or distributions thereof);
(I)
Liens on assets or property of the Company or any Subsidiary securing Treasury Management Arrangements or Swap Agreements;
(J)
customary Liens on insurance proceeds securing financed insurance premiums in the ordinary course of business;
(K)
Liens for taxes, assessments or governmental charges which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(L)
Liens in favor of the Company or any Subsidiary;
(M)
Liens securing Indebtedness permitted under Section 3.09(B)(xxi) that are subject to an intercreditor agreement in form and substance acceptable to the Required Holders in their sole discretion;
(N)
pledges, deposits or Liens under workmen’s compensation laws, payroll taxes, unemployment insurance laws, social security laws or similar legislation, or in connection with bids, tenders, completion guarantees (other than for borrowed money), contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, judgment, customs, appeal or performance bonds, guarantees of government contracts, return-of-money bonds, bankers’ acceptance facilities (or other similar bonds, instruments or obligations), obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case incurred in the ordinary course of business or consistent with past practice;
(O)
to the extent constituting a Lien, escrow arrangements securing indemnification obligations in connection with an acquisition of a Person or a disposition that is otherwise permitted under this Indenture;
(P)
Liens (i) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired, which are to be applied against the purchase price for such acquisition; provided that (x) the aggregate amount of such advances shall not exceed the purchase price of such acquisition and (y) the property is acquired within 90 days following the date of the first such advance so made; and (ii) consisting of any agreement, grant or option to sell, transfer or dispose of any property in a disposition of assets, in each case, solely to the extent such acquisition or disposition, as the case may be, would have been permitted on the date of the creation of such Liens;
(Q)
Liens securing or otherwise arising out of judgments, decrees, attachments, garnishments, orders, awards or other forms of levies or injunction not giving rise to an Event of Default so long as (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated, (b) the period within which such proceedings may be initiated has not expired or (c) no more than 60 days have passed after (i) such judgment, decree, attachment, garnishment, order, award or other form of levy or injunction has become final or (ii) such period within which such proceedings may be initiated has expired;
(R)
[reserved]; and
(S)
(i) Liens on the assets of Subsidiaries that are not Guarantors securing Indebtedness or other obligations of such Subsidiaries or any other Subsidiaries that are not Guarantors that is permitted by Section 3.09 or otherwise not prohibited by this Indenture, and (ii) Liens on Capital Stock of joint ventures that are not the Company or a Guarantor (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement.

“Permitted Party” means Athyrium Capital Management, LP, Athyrium Opportunities III Co-Invest 1 LP and Athyrium Opportunities III Acquisition LP and each Affiliate of any of them, but excluding in each case any portfolio company of any of the foregoing.

“Permitted Refinancing Indebtedness” means any Indebtedness for borrowed money of the Company or its Subsidiaries issued in exchange for, or the Net Proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness for borrowed money of the Company or its Subsidiaries; provided that: (A) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness for borrowed money and the amount of all fees and expenses, including premiums, incurred in connection therewith); (B) such Permitted Refinancing Indebtedness has a final maturity date no earlier than either (i) the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) ninety one (91) days after the Maturity Date; (C) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is no shorter than the Weighted Average Life to Maturity of the portion of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; (D) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; (E) such Indebtedness is incurred either by the Company or its Subsidiary that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(F) is not secured by a Lien on any assets other than the assets securing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Physical Settlement” shall have the meaning specified in Section 5.03(A).

“PIK Interest” means any interest paid pursuant to Section 2.05(D) by the Capitalization Method.

“PIK Notes” shall have the meaning specified in Section 2.05(D)(ii).

“PIK Payment” means the payment of any PIK Interest on the Notes.

“Preferred Stock” means, with respect to any Person, any Capital Stock with preferential rights to any other Capital Stock of such Person with respect to payment of dividends or preferential rights upon liquidation, dissolution, or winding up.

“Purchase Agreements” means those certain Purchase Agreements, dated December 18, 2023, providing for the issuance by the Company of $16,953,000 aggregate principal amount of Notes.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

“Redemption Period” means the period from, and including, the relevant Redemption Notice Date until the Close of Business on the Business Day immediately before the Redemption Date.

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on June 1, the immediately preceding May 15; and

(B) if such Interest Payment Date occurs on December 1, the immediately preceding November 15.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Required Holders” means, at any time of determination, Holders of a majority in aggregate principal amount of both (a) the then outstanding Notes and (b) the then outstanding Notes held by Persons who are not Affiliates of the Company and its Subsidiaries. For the avoidance of doubt, each Permitted Party shall constitute an Affiliate of the Company and its Subsidiaries hereunder.

“Responsible Officer” means (A) any officer within the corporate trust administration of the Trustee, the Collateral Agent or Note Agent (or any successor group) customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject, and, in each case, who will have direct responsibility for the administration of this Indenture.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1A (in the case of a Note that is not an Affiliate Note) or Exhibit B-1B (in the case of an Affiliate Note).

“Restricted Payment” shall have the meaning specified in Section 3.11.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Royalty Financing” means any sale of future revenues or synthetic royalty or other financing based on future revenues derived from, and other proceeds arising out of, any product marketed or sold by the Company and its Subsidiaries.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” shall have the meaning specified in the Security Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, by and among the Company, the Guarantors party thereto from time to time and the Collateral Agent, as amended, restated, amended and restated, supplemented, modified or replaced, in whole or in part, from time to time, in accordance with its terms.

“Settlement Method” means Cash Settlement, Combination Settlement or Physical Settlement.

“Settlement Notice” shall have the meaning specified in Section 5.03(A).

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes, or any group of Subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Strategic Investment” means an equity investment or upfront milestone payment by a Strategic Investor of at least $25.0 million (exclusive of any earnout or future or delayed payments or subsequently committed amounts) that is coupled with a collaboration agreement between the Company and a pharmaceutical company that allows for the use of the Company’s Navicap or Biojet technology with that pharmaceutical company’s molecule.

“Strategic Investor” means a strategic/corporate company doing business in the pharmaceutical, biotech or other life sciences industries.

“Strategic Make-Whole” means, for any Note to be converted during a Redemption Period in connection with a Strategic Redemption Event, an amount equal to the amount, as of such Conversion Date, of all interest amounts (calculated at the Cash Interest Rate) that would have accrued on such Note had such Note remained outstanding through the third anniversary of such Conversion Date; provided, however, that if such Conversion Date is after a Regular Record Date and on or before the next Interest Payment Date, the Holder of such Note at the Close of Business on such Regular Record Date will, pursuant to Section 5.02(D), be entitled, notwithstanding such conversion, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date and the Strategic Make-Whole shall be reduced by the amount of interest that would have accrued on such Note from and including such Conversion Date through but excluding such Interest Payment Date.

“Strategic Redemption Event” means any Redemption made prior to the first anniversary of the Issue Date with proceeds from a Strategic Investment of at least $25.0 million.

“Subordinated Indebtedness” means, with respect to the Company, any Indebtedness of the Company which (i) is subject to terms and conditions satisfactory to the Required Holders in their sole discretion, (ii) by its terms is expressly and contractually subordinated in right of payment to the Notes pursuant to an intercreditor agreement in form and substance acceptable to the Required Holders in their sole discretion, and (iii) matures no earlier than the date that is 91 days after the Maturity Date.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company. For the avoidance of doubt, Biora Therapeutics UK Limited shall not be deemed a Subsidiary of the Company or any of its Subsidiaries for purposes of this Indenture.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Swap Agreement.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A)
such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(B)
such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and
(C)
such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice (and, if such Security is an Affiliate Note or a Conversion Share issued upon conversion of an Affiliate Note, the Company has received such certificates or other documentation or evidence, if any, as the Company, may reasonably require to determine that the Holder or beneficial owner of such Affiliate Note or Conversion Share, as applicable, is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company).

The Exchange Notes (other than any Affiliate Notes) and any Common Stock issued upon conversion of any Exchange Notes (other than any Affiliate Notes) shall not be Transfer-Restricted Securities. Neither the Trustee nor any Note Agent is under any obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling arrangements, credit and debit card acceptance or merchant services and other treasury or cash management services.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture, acting in such capacity, until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“Weighted Average Life to Maturity” means, when applied to any secured indebtedness for borrowed money at any date, the number of years obtained by dividing: (A) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the secured indebtedness for borrowed money, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (B) the then outstanding principal amount of such secured indebtedness for borrowed money.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.
Other Definitions.

Term	Defined in Section

“Attribution Parties” 2.21
“Beneficial Ownership Limitation” 2.21

“Business Combination Event” 6.01(A)

“Cash Portion” 2.05(D)

“Common Stock Change Event” 5.09(A)

“Conversion Agent” 2.06(A)

“Conversion Consideration” 5.03(A)

“Default Interest” 2.05(B)

“Defaulted Amount” 2.05(B)

“Event of Default” 7.01(A)

“Expiration Date” 5.05(A)(v)

“Expiration Time” 5.05(A)(v)

“Fundamental Change Notice” 4.02(E)

“Fundamental Change Repurchase Right” 4.02(A)

“Guaranteed Obligations” 13(A)(ii)

“Guarantor Business Combination Event” 13.04(A)

“incur” 3.09(A)

“Initial Notes” 2.03(A)
“Notice of Conversion” 5.02

“Paying Agent” 2.06(A)

“Permitted Debt” 3.09(B)

“Redemption Notice” 4.03(F)

“Reference Property” 5.09(A)

“Reference Property Unit” 5.09(A)

“Register” 2.06(B)

“Registrar” 2.06(A)

“Reporting Event of Default” 7.03(A)

“Restricted Investment” 3.11(A)

“Share Price” 6.01(A)(A)

“Specified Courts” 11.07

“Spin-Off” 5.05(A)(iii)(2)

“Spin-Off Valuation Period” 5.05(A)(iii)(2)

“Successor Corporation” 6.01(A)

“Successor Guarantor” 13.04(A)

“Successor Person” 5.09(A)

“Tender/Exchange Offer Valuation Period” 5.05(A)(v)

Section 1.03.
Rules of Construction.

For purposes of this Indenture:

(A)
“or” is not exclusive;
(B)
“including” means “including without limitation”;
(C)
“will” expresses a command;
(D)
the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(E)
a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;
(F)
words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(G)
“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;
(H)
references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;
(I)
the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and
(J)
the term “interest,” when used with respect to a Note, includes any Additional Interest and Special Interest, unless the context requires otherwise;
(K)
references herein to the “principal” or “principal amount” of any Note shall, in each case, be deemed to refer to the Capitalized Principal Amount of such Note, unless the context otherwise requires;
(L)
references herein to any notice, direction, request or other communication to be delivered or provided to the Trustee, the Collateral Agent or any Note Agent shall mean a notice, direction, request or other communication that is provided in writing.

Article 2.
The Notes
Section 2.01.
Form, Dating and Denominations.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes; provided, however, that each Affiliate Note will be issued initially in the form of one or more Physical Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10. The Exchange Notes and the New Money Notes, in each case other than any such Notes constituting Affiliate Notes, will be issued initially in the form of separate Global Notes, with the New Money Notes initially bearing the Restricted Note Legend.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The Notes shall be subject in all respects to the terms of this Indenture, and to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02.
Execution, Authentication and Delivery.
(A)
Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual or electronic signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.
(B)
Authentication by the Trustee and Delivery.
(i)
No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually or electronically signs the certificate of authentication of such Note.
(ii)
The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually or electronically sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary (or by the Trustee as its custodian), then the Trustee will promptly deliver such Note in accordance with such Company Order.
(iii)
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.
Section 2.03.
Initial Notes; No Additional Notes.
(A)
Initial Notes. On the Issue Date, there will be originally issued $40,883,000 aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”
(B)
Additional Notes. The Company may not issue any additional Notes under this Indenture except pursuant to Sections 2.10(B), 2.10(C), 2.11 and 2.13, or Notes issued in respect of interest in accordance with Section 2.05(D).
Section 2.04.
Method of Payment.
(A)
Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, cash interest or any Applicable Premium or Strategic Make-Whole paid in cash on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.
(B)
Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, cash interest or any Applicable Premium or Strategic Make-Whole paid in cash on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture by wire transfer of immediately available funds to the account of which the Holder has provided notice to the Company, the Trustee and the Paying Agent pursuant to the immediately following sentence. Payments to Holders shall be made to the account designated by such Holder in the last notice received from such Holder prior to the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, two (2) Business Days prior to the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05.
Basis of Interest; Defaulted Amounts; When Payment Date is Not a Business Day; Method of Paying Interest.
(A)
Basis of Interest. Each Note will accrue interest at a rate per annum equal to the Cash Interest Rate and/or the Blended Interest Rate, as applicable in accordance with the terms hereof, plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and 7.03, respectively. Interest on each Note will be, subject to Section 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, to the Holder of such Note as of the close of business on the immediately preceding Regular Record Date. Interest including, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(B)
Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the Blended Interest Rate, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.
(C)
Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(D) Method of Paying Interest.

(i) The Company may, at its option, elect to pay interest on each Note on any Interest Payment Date (i) by paying an amount in cash on such Interest Payment Date equal to all interest accrued from, and including, the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, from, and including, the issue date of such Note or such other date from which such Note bears interest as stated on such Note) on the principal amount as of the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, on the Initial Principal Amount), calculated at the Cash Interest Rate (the “Cash Method”) or, (ii) by paying the sum of (x) an amount in cash on such Interest Payment Date equal to a portion not less than 50% of interest accrued (such amount, the “Cash

Portion”) plus (y) a number of shares of Common Stock, to be issued at a price equal to the Minimum Price, equal to the remaining interest not paid in cash under clause (x) (such amount, the “Stock Amount”), accrued, in each case of clauses (x) and (y) from, and including, the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, from, and including, the issue date of such Note or such other date from which such Note bears interest as stated on such Note) on the principal amount as of the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, on the Initial Principal Amount), calculated at the Blended Interest Rate (the “Blended Method”); provided that, notwithstanding any election of the Blended Method, the Company may not pay interest using the Blended Method (and shall instead pay interest for such interest period using the Cash Method) if the simple average of the Daily VWAP for the 10 consecutive Trading Days ending on, and including, the second Trading Day immediately preceding the Interest Payment Date is less than the Minimum Price. In connection with any interest payments using the Blended Method, the Company shall provide notice at least five (5) Business Days prior to the applicable Interest Payment Date to the Trustee, the Paying Agent and the Holders of such payment, specifying the amount of the Cash Portion and of the Stock Amount to be distributed to the Holders and including instructions in accordance Depositary Procedures (if applicable) for the receipt of such Stock Amount. If (A) the Company has elected the Blended Method, then any Holder may, by notice (a “Blocker Notice”) to the Company (which Blocker Notice may be provided by electronic means in accordance with Depositary Procedures) at least seven (7) Business Days prior to the applicable Interest Payment Date, elect to receive the Stock Amount of such payment (i) using the Cash Method (including the Cash Interest Rate) to the extent such Holder notifies the Company that the receipt by such Holder of the Stock Amount would reasonably be expected to result in such Holder not being in compliance with the Beneficial Ownership Limitation, or (ii) using the Capitalization Method, or (B) the Company and a Holder have mutually agreed, an entire interest payment shall be paid, by payment-in-kind, by increasing the principal amount of such Global Notes by the Capitalization Amount for such Interest Payment Date or, in the case of Physical Notes, by issuing PIK Notes in the amount of the Capitalization Amount thereon in the form of Physical Notes (the “Capitalization Method”); provided that on any Interest Payment Date on which the Company pays interest using the Blended Method or the Capitalization Method, the Stock Amount or the Capitalization Amount, as applicable, shall be rounded up to the nearest $1.00 or whole share of Common Stock; and provided further that for any Notes (1) surrendered for conversion after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (2) redeemed in connection with a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) repurchased on a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, any Stock Amount or Capitalization Amount which would have been paid in the form of Common Stock or PIK Interest for such Notes on such corresponding Interest Payment Date shall instead be paid in cash at the Cash Interest Rate to the relevant Holder(s) of such Notes as of such Regular Record Date, and no such payment of the Stock Amount or PIK Payment on account of such Notes (notwithstanding any prior election (or deemed election) by the Company to pay such interest pursuant to the Blended Method, election of any Holder to receive the Capitalization Amount for such Notes, or agreement between the Company and any Holder for the Company to pay such interest pursuant to the Capitalization Method) shall be paid. The Company shall irrevocably (subject to this Section 2.05(D)(i), Section 5.02(D), Section 5.02(E) and subject to a Holder’s delivery of a Blocker Notice) elect the method of paying interest on an Interest Payment

Date by delivering a notice to the Trustee and Holders on or prior to the 30th calendar day immediately preceding the relevant Interest Payment Date identifying the method selected and (a) the amount of cash interest to be paid and/or (b) the Stock Amount to be paid, as applicable. In the absence of such an election with respect to an Interest Payment Date, the Company shall be deemed to have elected the Cash Method for all of the interest due on such Interest Payment Date. All interest payable in respect of the Interest Payment Date scheduled to occur on the Maturity Date shall be paid entirely by the Cash Method.

(ii) The Company shall make payments of interest by the Cash Method or any Cash Portion in accordance with Section 3.01 and, in the case of Defaulted Amounts, Section 2.05(B). The Company shall deliver shares of Common Stock in respect of any Stock Amount by the second (2nd) Business Day immediately after the applicable Interest Payment Date (x) if the applicable Notes are represented by one or more Physical Notes, by issuing shares of Common Stock in certificated or book-entry form to the relevant record Holder on the relevant Interest Payment Date in a number equal to the Stock Amount divided by the Minimum Price (rounded up to the nearest whole share) and (y) if the applicable Notes are represented by one or more Global Notes registered in the name of, or held by, the Depositary or its nominee on the relevant Regular Record Date, by issuing shares of Common Stock in global form to the Depositary or its nominee on the relevant Regular Record Date in a number equal to the Stock Amount divided by the Minimum Price (rounded up to the nearest whole share). The Company shall make payments of interest by the Capitalization Method, (x) if the Notes are represented by one or more Physical Notes, by issuing additional Physical Notes to the relevant record Holder on the relevant Interest Payment Date (the “PIK Notes”) in an aggregate principal amount equal to the relevant amount of interest to be paid by the Capitalization Method (rounded up to the nearest $1.00) and the Trustee will, upon receipt of a Company Order, authenticate and deliver such PIK Notes in the form of Physical Notes for original issuance to the Holders on the relevant Regular Record Date, as shown by the records of the Note Register and (y) if the Notes are represented by one or more Global Notes registered in the name of, or held by, the Depositary or its nominee on the relevant Regular Record Date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00), and the Trustee, upon receipt of a Company Order, will increase the principal amount of the outstanding Global Note by such amount. The issuance of any PIK Notes to any Holder shall be computed on the basis of the aggregate principal amount of the Notes held by such Holder. Any PIK Notes issued as Physical Notes shall be dated as of the applicable Interest Payment Date and shall bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment shall be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the Notes issued on the initial issue date of such Notes. Any PIK Notes shall be issued with the description “PIK Note” on the face of such Note. References in this Indenture and the Notes to the “principal amount” of the Notes shall include any increase in the principal amount of the outstanding Notes as a result of any PIK Payment. The Notes issued on the initial issue date, any increase in the balance of such Notes in connection with the payment of any PIK Interest and any PIK Notes shall be treated as a single class for all purposes under this Indenture.

(iii) Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes shall bear interest on such increased principal amount from and after the date of such PIK Payment.

In connection with any interest payment described herein, at least two (2) Business Days prior to the applicable Interest Payment Date, the Company shall the provide the Trustee and the Paying Agent with written instruction regarding the payment of interest on such Interest Payment Date (including, without limitation, specifying the amount to be paid to each Holder, the amount of interest to be paid-in-kind by an increase or issuance of Notes and the amount of interest deemed to be paid by the distribution of Common Stock).

In connection with such interest payment methods described herein, neither the Trustee nor any Note Agent has any duty or responsibility to make any determinations, including verifying the completeness, calculations or accuracy of information provided by the Company, or to facilitate the issuance of Common Stock. The Trustee and each Note Agent is fully protected in and can conclusively rely on any instructions or notices of the Company in relation thereto without investigation.

Section 2.06.
Registrar, Paying Agent and Conversion Agent.
(A)
Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent without prior notice to Holders.
(B)
Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.
(C)
Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.
(D)
Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

Section 2.07.
Paying Agent and Conversion Agent to Hold Property in Trust.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Secured Parties all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Secured Parties all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (ix) or (x) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08.
Holder Lists.

If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09.
Legends.
(A)
Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).
(B)
Non-Affiliate Legend. Each Note that is not an Affiliate Note will bear the Non-Affiliate Legend.
(C)
Restricted Note Legend. Subject to Section 2.12,
(i)
each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and
(ii)
if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the

Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

For the avoidance of doubt, the Exchange Notes (other than any Affiliate Notes) shall not bear the Restricted Note Legend and the New Money Notes shall bear the Restricted Note Legend until such New Money Notes cease to be Transfer-Restricted Securities.

(D)
Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.
(E)
Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.
(F)
Restricted Stock Legend.
(i)
Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.
(ii)
Notwithstanding anything to the contrary in this Section 2.09(F), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.
Section 2.10.
Transfers and Exchanges; Certain Transfer Restrictions.
(A)
Provisions Applicable to All Transfers and Exchanges.
(i)
Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.
(ii)
Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii)
The Company, the Guarantors, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Guarantors, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.
(iv)
Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.
(v)
Neither the Trustee nor any Note Agent will have any obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture to be delivered to it and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.
(vi)
Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.
(vii)
Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(viii)
For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.
(B)
Transfers and Exchanges of Global Notes.
(i)
Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:
(1)
(x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;
(2)
an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or
(3)
the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.
(ii)
Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):
(1)
the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.15);
(2)
if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;
(3)
if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and
(4)
if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.
(iii)
Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.
(C)
Transfers and Exchanges of Physical Notes.

(i)
Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, and provided such Physical Note is not an Affiliate Note, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:
(1)
surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and
(2)
deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).
(ii)
Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):
(1)
such old Physical Note will be promptly cancelled pursuant to Section 2.15;
(2)
if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;
(3)
in the case of a transfer:
(a)
to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 2.09; and
(b)
to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and
(4)
in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.
(D)
Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:
(i)
cause such Note to be identified by an “unrestricted” CUSIP number;
(ii)
remove such Restricted Note Legend; or
(iii)
register the transfer of such Note to the name of another Person,

then the Company, the Guarantors, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Guarantors, the Trustee and the Registrar such certificates or other documentation or evidence as the Company and the Guarantors may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered on and after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.

(E)
Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Guarantors, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; or (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the applicable Redemption Price when due.
Section 2.11.
Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.
(A)
Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.
(B)
Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.
(i)
Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii)
Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation and the Company makes written request to the Trustee to cancel such Global Note, cancel such Global Note pursuant to Section 2.15).
Section 2.12.
Removal of Transfer Restrictions.

Without limiting the generality of any other provision of this Indenture (including Section 3.04), the Restricted Note Legend affixed to any Note (including any New Money Note) will be deemed, pursuant to this Section 2.12 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one (1) of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.04 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.13.
Replacement Notes.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a mutilated, lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.

Section 2.14.
Registered Holders; Certain Rights with Respect to Global Notes.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Guarantors, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company, the Guarantors, the Trustee and the Collateral Agent, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary. Neither the Trustee nor any other Note Agent will have any responsibility or liability for any aspects of the records maintained by, or any other actions or omissions of, the Depositary or any of the Depositary Participants.

Section 2.15.
Cancellation.

Without limiting the generality of Section 3.08, the Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. The Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion. For the avoidance of doubt, the cancelation of Notes shall be effectuated in accordance with the Trustee’s customary procedures.

Section 2.16.
Notes Held by the Company or its Subsidiaries.

Without limiting the generality of Sections 3.08 and 2.18, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or other action under this Indenture, Notes owned by the Company or any of its Subsidiaries will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver, consent or other action, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.17.
Temporary Notes.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18.
Outstanding Notes.
(A)
Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18. Notwithstanding anything herein to the contrary, with respect to any requirement for the Trustee or any Note Agent to record any transfer, exchange or conversion through a notation on the “Schedule of Exchanges of Interests in the Global Note”, such notation shall be deemed made for all purposes without any further action upon the Trustee or the Registrar updating the Register to reflect any applicable increase or decrease in the applicable Global Note.
(B)
Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.
(C)
Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.
(D)
Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(A) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.
(E)
Cessation of Accrual of Interest. Except as provided in Section 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19.
Repurchases by the Company.

Without limiting the generality of Sections 2.15 and 3.08, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions or otherwise, whether through private or public tender or exchange offers, cash-settled swaps, other cash-settled derivatives or private open market repurchases not involving a tender offer with one or more Holders without delivering prior notice to Holders.

Section 2.20.
CUSIP and ISIN Numbers.

Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Section 2.21.
Beneficial Ownership Limitation.

Subject to the final sentence of this Section 2.21, the Company shall not effect any conversion of the Notes or issue any shares of Common Stock in respect of the Blended Method, and a Holder shall not have the right to convert any portion of the Notes pursuant to Article V, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Notice of Conversion or such payment, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon such payment and conversion of the Notes with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted portion of these Notes beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.21, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To avoid doubt, the calculation of the Beneficial Ownership Limitation shall take into account the concurrent exercise or conversion, as applicable, of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) beneficially owned by the Holder or any Attribution Party, as applicable. To the extent that the limitation contained in this Section 2.21 applies, the determination of whether the Notes are convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of the Notes are convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of the Notes are convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination (including any determination as to group status pursuant to the next sentence). In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.21, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any payment in the form of Common Stock by the Blended Method and the conversion or exercise of securities of the Company, including the Notes, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be, (i) with respect to all Holders other than the Permitted Parties, 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such payment and the issuance of shares of Common Stock issuable upon conversion of the Notes and (ii) with respect to the Permitted Parties, 49.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such payment and the issuance of shares of Common Stock issuable upon conversion of the Notes. A Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.21, provided that the Beneficial Ownership Limitation in no event (i) in the case of Holders other than the Permitted Parties, is lower than 9.9% or exceeds 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such payment and the issuance of shares of Common Stock upon conversion of the Notes held by the Holder and the provisions of this Section 2.21 shall continue to apply and (ii) in the case of the Permitted Parties, is lower than 9.9% or exceeds 49.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon such payment and conversion of the Notes held by the Holder and the provisions of this Section 2.21 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.21 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Notes. Solely for the purpose of this Section 2.21, in the case of Global Notes, “Holder” shall mean a person that holds a beneficial interest in the Notes and not the Depository Trust Company or its nominee. Notwithstanding anything in this Section 2.21 to the contrary, to the extent that the receipt of shares of Common Stock for any reason pursuant to the terms of this Indenture (whether upon conversion or otherwise) is or would be limited due to the application of the Beneficial Ownership Limitation, the Company shall, at the Holder’s request, (x) allow such conversion, to the extent otherwise conversion would otherwise be limited, (y) issue any such shares of Common Stock the receipt of which is otherwise limited due to the application of the Beneficial Ownership Limitation as pre-funded warrants in the form attached as Exhibit D to this Indenture and (z) to the extent that a Holder is an Affiliate of the Company, the Company and the Board of Directors shall take all actions necessary to ensure that any issuance of pre-funded warrants pursuant to this Section 2.21 is exempt from the application of Section 16 of the Exchange Act pursuant to Rule 16b-3 thereunder (to the extent such rule is applicable).

Article 3.
Covenants
Section 3.01.
Payment on Notes.
(A)
Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.
(B)
Deposit of Funds. Before 10:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date on which any cash amount is due on the Notes, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.
Section 3.02.
Exchange Act Reports.
(A)
Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with or furnishes to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed or furnished via the EDGAR system (or such successor). Upon the request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B)
Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed or furnished any material via the EDGAR system (or such successor). The sending, filing or furnishing of reports pursuant to Section 3.02(A) will not be deemed to constitute actual or constructive notice or knowledge to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee is under no duty to examine any such reports, information or documents delivered to the Trustee or filed with the SEC via EDGAR to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.
Section 3.03.
Rule 144A Information.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or shares pursuant to Rule 144A.

Section 3.04.
Additional Interest.
(A)
Accrual of Additional Interest.
(i)
If, at any time during the six (6) month period beginning on, and including, the date that is six (6) months after the Original Issue Date of any New Money Note (other than any Affiliate Notes),
(1)
the Company fails to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder); or
(2)
such New Money Note is not otherwise Freely Tradable,

then Additional Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable.

(ii)
In addition, Additional Interest will accrue on a New Money Note (other than any Affiliates Notes) on each day on which such Note is not Freely Tradable on or after the De-Legending Deadline Date for such New Money Note.
(B)
Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the interest on such Note and will accrue at a rate per annum equal to one quarter of one percent

(0.25%) of the principal amount thereof for the first ninety (90) days on which Additional Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Additional Interest, together with any Special Interest, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note.
(C)
Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.
Section 3.05.
Compliance and Default Certificates.
(A)
Annual Compliance Certificate. Within ninety (90) days after December 31, 2023 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).
(B)
Default Certificate. If a Default or Event of Default occurs, then the Company will promptly deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto.
Section 3.06.
Stay, Extension and Usury Laws.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07.
Corporate Existence.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.08.
Acquisition of Notes by the Company and its SUBSIDIARIES.

The Company will promptly deliver to the Trustee for cancellation all Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired.

Section 3.09.
Limitation on Incurrence of Indebtedness.
(A)
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock.
(B)
Notwithstanding anything to the contrary therein, Section 3.09(A) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock or Preferred Stock (collectively, “Permitted Debt”):
(i)
the incurrence by the Company and its Subsidiaries of the existing Indebtedness outstanding as of the Issue Date;
(ii)
the incurrence by the Company and the Guarantors of the Notes and the related Guarantees (and any exchanges of Notes and Guarantees thereof);
(iii)
the incurrence by the Company or any Guarantor of purchase money Indebtedness to finance the acquisition of personal property consisting solely of fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancing Indebtedness to refinance such Indebtedness; provided, however, that (A) the aggregate principal amount of Indebtedness permitted by this clause (iii) shall not exceed, at any one time outstanding, (x) if incurred to finance (or refinance) the acquisition of assets to be utilized in connection with the conduct of pre-clinical and clinical programs and studies, $2,000,000 and (y) for all other purposes, $250,000 and (B) if secured, such Liens shall attach only to the assets acquired with such Indebtedness and shall not extend to any other property or assets of the Company and any of its Subsidiaries;
(iv)
the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness to refinance any Indebtedness that was permitted to be incurred under Section 3.09(B) (other than clauses (ii), (iii), (v) and (xxi) thereof);
(v)
the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Subsidiaries to the extent specifically excluded from the definition of Investment or otherwise constituting a Permitted Investment, provided, however, that (A) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not the Company or a Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (v);
(vi)
the issuance by any of the Company’s Subsidiaries to the Company or any of its Subsidiaries of shares of Preferred Stock; provided, however, that (A) any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Company or a Subsidiary and (B) any sale or other transfer of any such Preferred Stock to a Person that is not the Company or a Subsidiary, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Subsidiary that was not permitted by this clause (vi);
(vii)
contingent liabilities under performance, indemnity, bid, stay, customs, appeal, replevin and surety bonds, performance and completion guarantees or similar instruments incurred in the ordinary course of business;
(viii)
the guarantee by the Company or any of its Subsidiaries of Indebtedness of the Company or any of its Subsidiaries permitted to be incurred under any other provision of Section 3.09(B), provided that (A) any guarantee by the Company or any Guarantor of the Indebtedness of any Subsidiary of the Company that is not a Guarantor shall be deemed to be an Investment, which such Investment must constitute a Permitted Investment hereunder and (B) if the Indebtedness being guaranteed is subordinated in right of payment or lien priority to or pari passu with the Notes, then the guarantee must be subordinated or pari passu, as applicable, in right of payment or lien priority to the same extent as the Indebtedness guaranteed;
(ix)
[reserved];
(x)
the incurrence of contingent liabilities arising out of endorsements of checks, drafts and other similar instruments for deposit or collection in the ordinary course of business;
(xi)
the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Subsidiaries and any commercial bank or other financial institution relating to Treasury Management Arrangements;
(xii)
Indebtedness (other than for borrowed money) owed to any Person providing property, casualty, liability or other insurance to the Company or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, the premiums with respect to such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months;
(xiii)
Obligations in respect of governmental grants, financial aid, tax incentives, subsidies, tax holidays and other similar governmental benefits or incentives, and guarantees or restrictions related thereto;

(xiv)
Indebtedness incurred by the Company or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or to landlords, utilities and/or vendors in the ordinary course of business, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 90 days following the due date thereof;
(xv)
Indebtedness representing deferred compensation or similar obligation to employees of the Company or any of its Subsidiaries or incurred in the ordinary course of business;
(xvi)
customer deposits and advance payments received in the ordinary course of business from customers for goods and services in the ordinary course of business;
(xvii)
Indebtedness of the Company and its Subsidiaries, to the extent the Net Proceeds thereof are promptly used (A) to purchase all of the outstanding Notes tendered for repurchase in connection with a Fundamental Change or (B) to redeem all of the outstanding Notes pursuant to Section 4.03;
(xviii)
Indebtedness incurred in connection with judgments, decrees, attachments or awards that do not constitute an Event of Default under Section 7.01(A)(viii) and for which no enforcement actions have been commenced;
(xix)
Indebtedness in the form of reimbursements owed to officers, directors, consultants and employees of the Company or any of its Subsidiaries in the ordinary course of business;
(xx)
[reserved];
(xxi)
additional Subordinated Indebtedness (and any Permitted Refinancing Indebtedness to refinance such Subordinated Indebtedness) that does not exceed ten million dollars ($10,000,000) at any time outstanding; and
(xxii)
Swap Agreements not entered into for speculative purposes.
(C)
For purposes of determining compliance with this Section 3.09, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described above, the Company will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of reclassification), in any manner that complies with this covenant. The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the amortization of debt discount, the payment of interest on any Indebtedness in the form of additional Indebtedness, the payment of interest in the form of additional shares of preferred Capital Stock or Disqualified Stock, the reclassification of Preferred Stock as

Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.
(D)
The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 3.09.
(E)
For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.09, the maximum amount of Indebtedness that the Company may incur pursuant to this Section 3.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
(F)
The Section 3.09 will cease to apply from and after the date, if at all, on which the Company exercises its Covenant Defeasance right pursuant to Section 9.04.
Section 3.10.
Limitation on Liens.
(A)
The Company shall not, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien to secure Indebtedness on any property, asset or right now owned or hereafter acquired by the Company or any of its Subsidiaries, except for Permitted Liens.
(B)
The Section 3.10 will cease to apply from and after the date, if at all, on which the Company exercises its Covenant Defeasance right pursuant to Section 9.04.
Section 3.11.
Limitation on Restricted Payments.
(A)
The Company will not, and the Company will not permit any of its Subsidiaries to:

(i)
declare or pay any dividend or make any payment or distribution (x) on account of the Company’s or any of its Subsidiaries’ Capital Stock, (including any payment made in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or (y) to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Capital Stock in their capacity as holders, other than (A) dividends or distributions by the Company payable solely in Capital Stock (other than Disqualified Stock) of the Company or (B) dividends or distributions by the Company or any of its Subsidiaries to the Company or another Subsidiary of the Company (and in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary of the Company other than a Wholly Owned Subsidiary of the Company, the Company or a Subsidiary of the Company receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);
(ii)
purchase, redeem, defease or otherwise acquire or retire for value (including any payment made in connection with any merger or consolidation involving the Company or any of its Subsidiaries) any Capital Stock of the Company or any Subsidiary held by Persons other than the Company or any Subsidiary;
(iii)
purchase, repay, prepay, repurchase, redeem, defease, acquire or retire for value any Subordinated Indebtedness, except any payment of principal at the stated maturity thereof;
(iv)
make any Investment other than a Permitted Investment (a “Restricted Investment”)

(all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”).

(B)
Notwithstanding anything to the contrary contain herein, the provisions of this Section 3.11 will not prohibit:
(i)
the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with any other provision of this Section 3.11;
(ii)
the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the net proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness permitted under Section 3.09;
(iii)
the repurchase, redemption or other acquisition or retirement for value of the Company’s existing 7.25% Convertible Senior Notes due 2025;
(iv)
cashless repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities convertible into or exercisable or exchangeable for Capital Stock if such Capital Stock represents a portion of the exercise, conversion or exchange price thereof;
(v)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of unsecured Indebtedness or Disqualified Stock of the Company or any Subsidiary upon a Fundamental Change or Asset Sale or analogous construct contained in the instrument pursuant to which such Indebtedness or Disqualified Stock was issued pursuant to a provision no more favorable, including purchase price, to the holders thereof than the provisions set forth under Section 4.02 and Section 3.12, as applicable, but only if the Company or such Subsidiary has first complied with its obligations under Section 4.02 and Section 3.12, as applicable;
(vi)
each Subsidiary of the Company may make Restricted Payments to the Company or another Subsidiary of the Company which is the immediate parent of the Subsidiary making such Restricted Payment;
(vii)
repurchases of Capital Stock deemed to occur upon the withholding of a portion of Capital Stock granted or awarded to a current or former director, officer, employee, manager or director of the Company or any of its Subsidiaries (or consultant or advisor or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) solely to the extent necessary to pay for the taxes payable by such Person upon such grant or award (or upon the vesting thereof);
(viii)
the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the common equity of the Company or from the substantially concurrent sale (other than to a Subsidiary of the Company) of, Capital Stock (other than Disqualified Stock) of the Company to the extent such proceeds are not otherwise applied to the making of Restricted Payments pursuant to this Section 3.11;
(ix)
the making of cash payments in connection with any conversion or redemption of the Notes or the Existing Convertible Notes, in each case, pursuant to the terms of this Indenture or the Existing Convertible Notes Indenture, as applicable;
(x)
payments on any Subordinated Indebtedness, the incurrence of which was permitted under Section 3.09, in accordance with the terms of the applicable intercreditor agreement;
(xi)
any non-Wholly Owned Subsidiary of the Company may make Restricted Payments (which may be in cash) to its shareholders, members or partners generally, so long as the Company or the Subsidiary which owns the Capital Stock in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Subsidiary); and
(xii)
the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any dividend or split of, or upon exercise, conversion or exchange of warrants, options or other securities exercisable or convertible into, or exchangeable for Capital Stock of the Company or in connection with the issuance of any dividend otherwise permitted to be made under this Section 3.11.
(C)
For purposes of determining compliance with this Section 3.11, if any Restricted Payment (or portion thereof) would be permitted pursuant to one or more provisions described above, the Company may divide and classify such Restricted Payment in any manner that complies with this covenant and may later divide and classify any such Restricted Payment so long as the Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
(D)
The Section 3.11 will cease to apply from and after the date, if at all, on which the Company exercises its Covenant Defeasance right pursuant to Section 9.04.
Section 3.12.
Limitation on Asset Sales.
(A)
The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale (including, for the avoidance of doubt, any Royalty Financing or any other event giving rise to or resulting in IP Monetization Proceeds), unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets, property or Capital Stock issued or sold or otherwise disposed of, (ii) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Asset Sale or would be caused thereby and (iii) at least 75% of the consideration received from such Asset Sale is, or will be when paid (in the case of milestones, royalties and other deferred payment obligations), in the form of cash or Cash Equivalents. No Material Intellectual Property or exclusive license in any Material Intellectual Property shall be permitted to be transferred by the Company or any of the Guarantors to, or held by, any Affiliate or Subsidiary which is not a Guarantor or, without the consent of the Required Holders, any other Person, whether by transfer or disposition, other than non-exclusive licenses in the ordinary course of business.
(B)
Within ten Business Days after the receipt of any IP Monetization Proceeds (other than, for the avoidance of doubt, Excluded Proceeds), the Company will make an offer (each, an “IP Sale Offer”) to all Holders of Notes, to purchase, prepay or redeem the maximum principal amount of Notes that may be purchased in accordance with the chart set forth below (the “IP Offer Amount”). The offer price in any Asset Sale Offer will be an amount in cash equal to 100% of the aggregate principal amount purchased, prepaid or redeemed, plus accrued and unpaid interest on such principal amount to the date of purchase, unless such date of purchase falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of any accrued and unpaid interest to Holders of record as of such Regular Record Date and the offer price in such IP Sale Offer shall be an amount in cash equal to 100% of the aggregate principal amount purchased, prepaid or redeemed. If the aggregate principal amount of Notes tendered in or required to be prepaid or redeemed in connection with such IP Sale Offer exceeds the IP Offer Amount, the Company will select the Notes to be purchased, prepaid or redeemed on a pro rata basis (subject to adjustment to maintain the authorized minimum denomination of the Notes), based on the amounts tendered or required to be prepaid or redeemed. For the avoidance of doubt, upon receipt of any IP Monetization Proceeds, the applicable IP Offer Amount set forth in the table below shall apply to all IP Monetization Proceeds measured in the aggregate since the Issue Date, it being understood that the foregoing shall require the Company, if applicable, to provide in certain cases of an IP Sale Offer an IP Offer Amount in excess of the immediately applicable amount set forth in the table below, such that the IP Offer Amount, in the aggregate since the Issue Date, shall conform to the requirements of the table below in respect of the aggregate amount of IP Monetization Proceeds since the Issue Date.

Amount of IP Monetization Proceeds (in the aggregate since the Issue Date)	≥$5 million but < $10 million	≥$10 million but < $15 million	≥$15 million but < $20 million	≥$20 million but < $25 million	≥$25 million but < $30 million	≥$30 million but < $35 million	≥$35 million but < $40 million	≥$40 million but < $45 million	≥$45 million but < $50 million	≥$50 million
IP Offer Amount (as a percentage of the IP Monetization Proceeds)	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%

(C)
Within ten Business Days after the receipt of any Net Proceeds (other than IP Monetization Proceeds or Excluded Proceeds), the Company will make an offer (each, an “Asset Sale Offer”) to all Holders of Notes, to purchase, prepay or redeem the maximum principal amount of Notes after deducting from such Net Proceeds all accrued and unpaid interest on the Notes and the amount of all fees and expenses, including premiums, incurred in connection with such purchase, prepayment or redemption (the “Offer Amount”). The offer price in any Asset Sale Offer will be an amount in cash equal to 100% of the aggregate principal amount purchased, prepaid or redeemed, plus accrued and unpaid interest on such principal amount to the date of purchase, unless such date of purchase falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of any accrued and unpaid interest to Holders of record as of such Regular Record Date and the offer price in such Asset Sale Offer shall be an amount in cash equal to 100% of the aggregate principal amount purchased, prepaid or redeemed. If the aggregate principal amount of Notes tendered in or required to be prepaid or redeemed in connection with such Asset Sale Offer exceeds the Offer Amount, the Company will select the Notes to be purchased, prepaid or redeemed on a pro rata basis (subject to adjustment to maintain the authorized minimum denomination of the Notes), based on the amounts tendered or required to be prepaid or redeemed.
(D)
To the extent applicable, the Company will comply with all federal and state securities laws in connection with an Asset Sale Offer or IP Sale Offer (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Asset Sale Offer or IP Sale Offer in the manner set forth in this Indenture. To the extent that the provisions of any applicable federal or state securities laws conflict with the provisions of this Section 3.12, the Company will comply with the applicable securities laws and will not be deemed to have breached its obligations under this Section 3.12 by virtue of such compliance.
(E)
The Section 3.12 will cease to apply from and after the date, if at all, on which the Company exercises its Covenant Defeasance right pursuant to Section 9.04.
Section 3.13.
Transactions with Affiliates
(A)
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company or any of its Subsidiaries (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50,000, unless:
(i)
the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary, taken as a whole, than those that would have been obtained in a comparable arms-length transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company or any of its Subsidiaries; and
(ii)
the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $100,000, a resolution of the Board of Directors accompanied by an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 3.13 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors;
(B)
The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 3.13:
(i)
the Notes and the Guarantees;
(ii)
any consulting or employment agreement or compensation plan, stock option or stock ownership plan or reasonable and customary officer or director indemnification arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business for the benefit of directors, officers, employees and consultants of the Company or its Subsidiaries and payments and transactions pursuant thereto;
(iii)
transactions between or among the Company and/or its Subsidiaries;
(iv)
payment of reasonable fees or other reasonable compensation to, provision of customary benefits or indemnification agreements to and reimbursement of expenses of directors, officer and employees of the Company or any of its Subsidiaries;
(v)
any transaction in which the only consideration paid by the Company or any Subsidiary consists of Capital Stock (other than Disqualified Stock) of the Company or any contribution of capital to the Company;

(vi)
Restricted Payments that do not violate the provisions of Section 3.11 of this Indenture and Indebtedness that does not violate the provisions of Section 3.09 of this Indenture;
(vii)
transactions pursuant to agreements or arrangements as in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof (so long as such agreement or arrangement, as so amended, modified or supplemented or replaced, is not materially more disadvantageous, taken as a whole, than such agreement or arrangement as in effect on the Issue Date, as determined in good faith by the Company);
(viii)
purchases or sales of goods or services with customers, suppliers, sales agents or sellers of goods and services in the ordinary course of business on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company;
(ix)
if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Company or any Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other non-Affiliated holders of Indebtedness of the Company or such Subsidiary;
(x)
transactions in the ordinary course of business between the Company or a Subsidiary with any joint venture; provided that all the outstanding ownership interests of such joint venture are owned only by the Company, its Subsidiaries and Persons that are not Affiliates of the Company (other than by virtue of such joint venture arrangement);
(xi)
any Investment of the Company or any of its Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;
(xii)
the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company or any of their Subsidiaries and not for the purpose of circumventing any provision of this Indenture;
(xiii)
to the extent permitted under this Indenture, any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (A) forming or collapsing a holding company structure or (B) reincorporating the Company in a new jurisdiction;
(xiv)
entering into one or more agreements that provide registration or information rights to the security holders of the Company or any Subsidiary or any direct or indirect parent of the Company or amending such agreement with security holders of the Company or any Subsidiary or any direct or any indirect parent of the Company;

(xv)
transactions contemplated by, or in connection with, any customary transition services agreement entered into in connection with any Disposition which is permitted hereunder;
(xvi)
customary fees, indemnities and reimbursements may be paid to non-officer directors of the Company and its Subsidiaries; and
(xvii)
the issuance, sale or transfer of Capital Stock (other than Disqualified Stock) of the Company, and any contribution to the capital of the Company;
(xviii)
advances to employees of the Company or any of its Subsidiaries made in the ordinary course of business, in a manner that is consistent with past practice.
(C)
The Section 3.13 will cease to apply from and after the date, if at all, on which the Company exercises its Covenant Defeasance right pursuant to Section 9.04.
Section 3.14.
Minimum Liquidity.

The Company shall not permit the amount of cash and Cash Equivalents to be less than $4 million. The Section 3.14 will cease to apply from and after the date, if at all, on which the Company exercises its Covenant Defeasance right pursuant to Section 9.04.

Section 3.15.
Covenant to Give Security.

Subject to the applicable limitations set forth in this Indenture and the other Notes Documents (including with respect to Excluded Assets (as defined in the Security Agreement)), the Company shall, and shall cause each Guarantor to, execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law or any Notes Document, or that the Collateral Agent may reasonably request (at the direction of the Required Holders), in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Collateral Documents in the Collateral. Subject to the applicable limitations set forth in the Collateral Documents and this Indenture (including with respect to Excluded Assets (as defined in the Security Agreement)), if the Company or any Guarantor acquires property that does not automatically become subject to a perfected security interest under the Collateral Documents, then, in each case, the Company will, and will cause such Guarantor to, provide security in favor of the Collateral Agent over such acquired property to the extent that such property or assets would constitute Collateral under the Collateral Documents, and deliver certain joinder agreements or supplements, mortgages, deeds of trust, financing statements and certificates, title insurance policies, surveys, opinions of local counsel and other documents as required by this Indenture and the Collateral Documents, in each case, within 120 days after such obligations arise hereunder or as soon as practicable thereafter using commercially reasonably efforts as determined in good faith by the Company.

Section 3.16.
Future Guarantors.

If, after the date of this Indenture, the Company or any Subsidiary of the Company forms or acquires any Subsidiary (other than any Excluded Subsidiary), or any Subsidiary of the

Company that is an Excluded Subsidiary ceases to be an Excluded Subsidiary, then the Company shall cause such Subsidiary to, within 60 days (or such longer period as the Required Holders may agree in their sole discretion) after the date of such event:

(i)
execute and deliver to the Trustee and the Collateral Agent a supplemental indenture in the form attached hereto as Exhibit C pursuant to which such Subsidiary shall unconditionally guarantee all of the Guaranteed Obligations on the terms set forth in this Indenture;
(ii)
execute and deliver all supplements or joinders, as applicable, to the applicable Collateral Documents in order to grant a Lien in the Collateral owned by such Subsidiary to the same extent as that set forth in this Indenture and the Collateral Documents and take all actions required by the Collateral Documents to perfect such Lien; and
(iii)
deliver to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each certifying that such supplemental indenture and the other documents described in clause (ii) above have been duly authorized, executed and delivered by such Subsidiary and constitute a valid and legally binding and enforceable obligations of such Subsidiary, subject to customary exceptions.

Thereafter, such Subsidiary shall be a Guarantor for all purposes.

Article 4.
Repurchase and Redemption
Section 4.01.
No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02.
Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.
(A)
Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.
(B)
Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying

Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).
(C)
Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).
(D)
Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest calculated at the Cash Interest Rate on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.
(E)
Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”). Substantially contemporaneously, the Company will issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Fundamental Change Notice.

Such Fundamental Change Notice must state:

(i)
briefly, the events causing such Fundamental Change;
(ii)
the effective date of such Fundamental Change;
(iii)
the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;
(iv)
the Fundamental Change Repurchase Date for such Fundamental Change;
(v)
the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));
(vi)
the name and address of the Paying Agent and the Conversion Agent;
(vii)
the Conversion Rate in effect on the date of such Fundamental Change Notice, the amount of the Applicable Premium for conversions with a Conversion Date of the Business Day immediately before the Fundamental Change Repurchase Date, the method of settlement of the Applicable Premium for conversions with a Conversion Date through and including the Business Day immediately before the Fundamental Change Repurchase Date and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change;
(viii)
that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;
(ix)
that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and
(x)
the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F)
Procedures to Exercise the Fundamental Change Repurchase Right.
(i)
Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:
(1)
before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2)
such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii)
Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:
(1)
if such Note is a Physical Note, the certificate number of such Note;
(2)
the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and
(3)
that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)) and such Holder shall take such actions as are necessary to provide instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures.

(iii)
Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:
(1)
if such Note is a Physical Note, the certificate number of such Note;
(2)
the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and
(3)
the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)) and such Holder shall take such actions as are necessary to provide instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures.

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, the Company shall cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G)
Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).
(H)
Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture. To the extent that the provisions of any applicable federal or state securities laws conflict with the provisions of this Section 4.02, the Company will comply with the applicable securities laws and will not be deemed to have breached its obligations under this Section 4.02 by virtue of such compliance.
(I)
Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.
Section 4.03.
Right of the Company to Redeem the Notes.
(A)
Redemptions Before December 19, 2024. The Company may not redeem the Notes at its option at any time before December 19, 2024, except for a Strategic Redemption Event, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and fifty percent (150%) of the Conversion Price on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) the Trading Day immediately before such

Redemption Notice Date.
(B)
Right to Redeem the Notes. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, but not less than all, of the Notes, at any time on or after December 19, 2024, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and fifty percent (150%) of the Conversion Price on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) the Trading Day immediately before such Redemption Notice Date.
(C)
Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).
(D)
Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.
(E)
Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest calculated at the Cash Interest Rate on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date. For the avoidance of doubt, the Company shall be responsible for calculating the Redemption Price and the Trustee may rely conclusively on such calculation without inquiry or investigation.

(F)
Redemption Notice. To call any Notes for Redemption, the Company must (x) send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”); and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Redemption Notice.

Such Redemption Notice must state:

(i)
that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture and whether such redemption is a Strategic Redemption Event;
(ii)
the Redemption Date for such Redemption;
(iii)
the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));
(iv)
the name and address of the Paying Agent and the Conversion Agent;
(v)
that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);
(vi)
the Conversion Rate in effect on the Redemption Notice Date for such Redemption, the amount of the Applicable Premium or Strategic Make-Whole, as applicable, for conversions with a Conversion Date of the Business Day immediately before the Redemption Date, the method of settlement of the Applicable Premium or Strategic Make-Whole, as applicable, for conversions with a Conversion Date in the Redemption Period and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption; and
(vii)
the CUSIP and ISIN numbers, if any, of the Notes.

Two (2) Business Days before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent.

(G)
Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.

Article 5.
Conversion
Section 5.01.
Right to Convert.
(A)
Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.
(B)
Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.
(C)
When Notes May Be Converted.
(i)
Generally. A Holder may convert its Notes at any time from, and including, the Issue Date until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.
(ii)
Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:
(1)
Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;
(2)
in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date;
(3)
if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the second (2nd) Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture; and
(4)
if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture.
Section 5.02.
Conversion Procedures.
(A)
Generally.
(i)
Global Notes. To convert a beneficial interest in a Global Note, the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(F).

(ii)
Physical Notes. To convert all or a portion of a Physical Note, the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(F).
(iii)
Compliance with the Depositary Procedures for converting beneficial interests in a Note or delivery of a conversion notice with respect to a Physical Note shall be referred to as a “Notice of Conversion.”
(B)
Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(A) or 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).
(C)
Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.
(D)
Interest Payable upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date) in cash at the Cash Interest Rate.
(E)
For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date in cash at the Cash Interest Rate.
(F)
Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(G)
Conversion Agent to Notify Company of Conversions. If any Physical Note is submitted for conversion to the Conversion Agent and the Conversion Agent receives any notice of conversion with respect to a Physical Note, then the Conversion Agent will promptly (and, in any event, no later than two (2) Business Days following the date the Conversion Agent receives such Physical Note or notice) notify the Company and the Trustee of such occurrence, together with any other information in the possession of the Conversion Agent and reasonably requested by the Company, and will forward such notice and the Physical Note to the Company (or its designated agent) for purposes of the conversion. The Conversion Agent shall have no other duties or obligations with respect to the conversion of such Physical Note.
Section 5.03.
Settlement Upon Conversion.
(A)
Conversion Consideration.
(i)
Generally. Subject to Section 5.03(A)(ii) and Section 5.03(A)(iv), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 Capitalized Principal Amount of a Note to be converted will be:
(1)
a number of shares of Common Stock equal to the Conversion Rate for such conversion; plus
(2)
the Applicable Premium or, if applicable, the Strategic Make-Whole (but, for the avoidance of doubt, Holders shall not be entitled to receive both the Applicable Premium and Strategic Make-Whole with respect to any conversion);

(ii)
Settlement of Applicable Premium or Additional Shares. Upon conversion of any Note, the Company shall satisfy its obligation to pay the Applicable Premium or Strategic Make-Whole, as applicable, by paying or delivering, as the case may be, to the converting Holder, in respect of each $1,000 Capitalized Principal Amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”), at its election, as set forth in this Section 5.03. If the Company elects a settlement method with respect to the Applicable Premium or Strategic Make-Whole other than Physical Settlement or the method specified in the most recent Settlement Notice, the Company shall deliver a written notice (the “Settlement Notice”) of the Settlement Method so elected in respect of Conversion Dates occurring on or after the twelfth Business Day following the date of such Settlement Notice to Holders (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)). Any Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the proportion of cash and shares of Common Stock to be delivered. In the event that the Company settles the Applicable Premium or Strategic Make-Whole for any conversion by Physical Settlement or Combination Settlement, then the number of shares of Common Stock delivered shall be an amount equal to the amount of the Applicable Premium or Strategic Make-Whole or portion thereof to be settled in shares of Common Stock divided by the Applicable Share Price.

Notwithstanding anything to the contrary herein, the Company may not elect Cash Settlement or Combination Settlement with respect to any conversion (and shall be deemed to have elected Physical Settlement) to the extent that the cash payment therein would reduce the Applicable Premium or Strategic Make-Whole otherwise payable in respect of such conversion pursuant to the proviso contained in Section 5.03(A)(i), but an election for Physical Settlement would not result in such a reduction.
(iii)
Cash in Lieu of Fractional Shares. If the number of shares of Common Stock deliverable pursuant to Section 5.03(A)(i) or (ii) upon conversion of any Note is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(iv)
Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total Capitalized Principal Amount of Notes converted on such Conversion Date by such Holder.
(v)
Calculations for Principal Amounts Less than $1,000. For any calculation of the Conversion Rate or Applicable Premium or Strategic Make-Whole with respect to less than $1,000 Capitalized Principal Amount of Notes, the Conversion Rate and Applicable Premium or Strategic Make-Whole shall be appropriately adjusted.
(B)
Delivery of the Conversion Consideration. Except as set forth in Section 5.05(D), the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder on the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that if a Note is converted with a Conversion Date that is after the Regular Record Date occurring immediately before the Maturity Date, then, solely for purposes of such conversion, (x) the Company will pay or deliver, on the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day), the Conversion Consideration due upon such conversion; and (y) the Conversion Date will instead be deemed to be the second (2nd) Business Day immediately before the Maturity Date.
(C)
Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), and without limiting the Company’s obligation to pay the Applicable Premium or Strategic Make-Whole, as applicable, in connection with the conversion of any Note, the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(D)
Applicable Premium or Strategic Make-Whole.
(i)
The Applicable Premium will be payable in accordance with Section 5.03(A)(ii) for all conversions of Notes other than if such conversion is in connection with a Strategic Redemption Event, where the Strategic Make-Whole will be payable in accordance with Section 5.03(A)(ii).
(ii)
A conversion of the Notes by a Holder shall be deemed for purposes of this 5.03(D) to be “in connection with” a Strategic Redemption Event only if the Conversion Date occurs on or following the Redemption Notice Date of the Strategic Redemption Event but before the close of business on the Scheduled Trading Day immediately preceding the related Redemption Date.
(iii)
The Notes shall not be entitled to receive both the Strategic Make-Whole and the Applicable Premium in connection with any conversion. Accordingly, notwithstanding anything to the contrary in this Indenture or the Notes, if a conversion is “in connection with” a Strategic Redemption Event, such Holder shall receive the Strategic Make-Whole and not the Applicable Premium.
Section 5.04.
Reserve and Status of Common Stock Issued Upon Conversion.
(A)
Stock Reserve. At all times when any Notes are outstanding, the Company will reserve (out of its authorized but unissued shares of Common Stock that are not reserved for other purposes) a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes assuming the maximum Strategic Make-Whole or Applicable Premium in effect from time to time, and the Minimum Price.
(B)
Status of Conversion Shares; Listing. Each Conversion Share delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.
Section 5.05.
Adjustments to the Conversion Rate.
(A)
Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:
(i)
Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock

Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

For the avoidance of doubt, an adjustment pursuant to this Section 5.05(A)(i) will become effective as set forth the definition of CR1 in this Section 5.05(A)(i). If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii)
Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

For the avoidance of doubt, an adjustment pursuant to this Section 5.05(A)(ii) will become effective set forth in the definition of CR1 in this Section 5.05(A)(ii). To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(A)(ii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iii)
Spin-Offs and Other Distributed Property.
(1)
Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidence of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(u) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(v) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv);

(w) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F);

(x) Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2);

(y) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply; and

(z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV = the fair market value (as determined by the Board of Directors), as of such Ex-Dividend Date, of the shares of Capital Stock, evidence of indebtedness, assets or property of the Company, or rights, options or warrants to acquire Capital Stock or other securities, distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidence of indebtedness, assets or property of the Company, or rights, options or warrants to acquire Capital Stock or other securities, that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

For the avoidance of doubt, an adjustment pursuant to this Section 5.05(A)(iii)(1) will become effective as set forth in the definition of CR1 in this Section 5.05(A)(iii)(1). To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2)
Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP = the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), if the Conversion Date for a Note occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

For the avoidance of doubt, an adjustment pursuant to this Section 5.05(A)(iii)(2) will become effective as set forth in the definition of CR1 in this Section 5.05(A)(iii)(2). To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv)
Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D = the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

For the avoidance of doubt, an adjustment pursuant to this Section 5.05(A)(iv) will become effective as set forth in the definition of CR1 in this Section 5.05(A)(iv). To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v)
Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC = the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. For the avoidance of doubt, an adjustment pursuant to this Section 5.05(A)(v) will become effective as set forth in the definition of CR1 in this Section 5.05(A)(v). Notwithstanding anything to the contrary in this Section 5.05(A)(v), if the Conversion Date for a Note occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(vi)
Adjustments to Applicable Share Price. The Applicable Share Price for purposes of calculating any amounts payable pursuant to the Applicable Premium or Strategic Make-Whole shall be appropriately adjusted in respect of any of the events referred to in this Article V to the extent necessary to effect and protect the intended economic benefits thereof.

(B)
No Adjustments in Certain Cases.
(i)
Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.
(ii)
Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:
(1)
except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;
(2)
the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
(3)
the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(4)
the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;
(5)
for a third party tender offer by any party other than a tender offer by the Company or one or more of its Subsidiaries described in Section 5.05(A)(v);
(6)
on account of share repurchases, including structured or derivative transactions, or transactions pursuant to a share repurchase program approved by the Board of Directors, or otherwise, in each case that are not tender offers of the type described in Section 5.05(A)(v);
(7)
solely a change in the par value of the Common Stock; or

(8)
accrued and unpaid interest on the Notes.
(C)
Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of any Note; (iii) the date a Fundamental Change occurs; (iv) the date the Company calls any Notes for Redemption; and (v) December 19, 2028.
(D)
Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:
(i)
a Note is to be converted;
(ii)
the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;
(iii)
the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and
(iv)
such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date, and such delay will not be a Default under this Indenture or the Notes.

(E)
Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:
(i)
a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);
(ii)
a Note is to be converted;
(iii)
the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv)
the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and
(v)
such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(F)
Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless, prior to the applicable Conversion Date, such rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1). For the avoidance of doubt, in all other cases, the issuance of rights pursuant to a stockholder rights plan will not result in an adjustment to the Conversion Rate pursuant Section 5.05(A)(iii)(1).
(G)
Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.
(H)
Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.05(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.
(I)
Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the

Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).
(J)
Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).
(K)
Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Section 5.06.
Voluntary Adjustments.
(A)
Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.
(B)
Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.
Section 5.07.
Reserved.
Section 5.08.
Exchange in Lieu of Conversion.

Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Conversion Agent before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then:

(A)
no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5;

(B)
if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Company, the Conversion Agent and the holder of the beneficial interest in the Note promptly after wiring the cash Conversion Consideration, if any, and delivering any other Conversion Consideration, due upon such conversion to holder of the beneficial interest in such Note; and (ii) the Conversion Agent will as soon as reasonably practicable thereafter contact the custodian with the Depositary of such holder of the beneficial interest in such Note to confirm receipt of the same; and
(C)
such Note will not cease to be outstanding by reason of such exchange in lieu of conversion;

provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of conversion.

Section 5.09.
Effect of Common Stock Change Event.
(A)
Generally. If there occurs any:
(i)
recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);
(ii)
consolidation, merger, combination or binding or statutory share exchange involving the Company;
(iii)
sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(iv)
other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change” references to “Common Stock” and the Company’s “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(2) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders. For the avoidance of doubt, the Trustee shall not be liable for or otherwise responsible for the amendments effected pursuant to such supplemental indenture.

(B)
Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event to Holders, the Trustee and the Conversion Agent no later than the effective date of such Common Stock Change Event.
(C)
Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.
Section 5.10.
Trustee and the Note Agents

(A) Notwithstanding anything contained herein to the contrary, upon delivery of the Conversion Consideration to a Holder, in connection therewith, the Company will provide the

Trustee and Registrar with (y) written confirmation of (I) such delivery, and (II) the amount of the principal of the Notes of such Holder and the accrued and unpaid interest thereon and any other amounts that are deemed to cease to be outstanding as a result of the delivery of the Conversion Consideration to the Holder in connection with such conversion, and (z) an irrevocable instruction to reflect in the Register the payment of such amounts that are deemed to cease to be outstanding as a result of the delivery of the Conversion Consideration to the Holder. The Company shall provide at least two Business Days prior written notification to the Trustee and the Paying Agent of any payments to be made in cash in connection with any conversion.

(B) The Company and its agents shall be responsible for making all calculations include, but are not limited to, determination of the Last Reported Sale Price, the Conversion Price and any adjustments to thereto, the amount of Conversion Consideration deliverable in respect of any conversion and accrued interest payable on the Notes. The Company shall make all these calculations in good faith and, absent manifest error the Company’s calculations shall be final and binding on the Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculation without independent verification. The Trustee may forward Company’s calculations to any Holders upon the request of that Holders at the sole cost and expense of the Company.

(C) Notwithstanding anything contained herein to the contrary, under no circumstances shall the Trustee, the Collateral Agent or any Note Agent be responsible for determining the Conversion Price, any Conversion Rate, Applicable Premium or Strategic Make-Whole or any aspect of the Conversion Consideration, any Reference Property or any Reference Property Unit, or, in each case, any conditions or requirements related to their calculation or re-calculation or otherwise. Neither the Trustee, the Collateral Agent nor any Note Agent shall be responsible for ascertaining whether any Holder or the Company is entitled to exercise any right or take any other action with respect to the conversion of the Notes or otherwise pursuant to this Article V or whether any Holder or the Company has complied with the terms of this Article V in connection therewith (including, without limitation, whether any Conversion Consideration or any other cash payments have been delivered or paid in accordance with the terms herein). Neither the Trustee, the Collateral Agent nor any Note Agent shall be responsible for the delivery of any Conversion Consideration (including any Common Stock of the Company), Reference Property or Reference Property Units; it being understood that the Company shall be solely responsible for ensuring the delivery thereof and for complying with any Depositary Procedures in connection therewith.

(D) Neither the Trustee, the Collateral Agent nor any Note Agent shall have any obligation to make any calculation or to determine whether the securities may be surrendered for conversion, or to notify the Company, the Depositary or any Holders if the Notes have become convertible.

(E) Neither the Trustee, the Collateral Agent nor any Note Agent shall have any obligation to (1) monitor the stock price, make any calculation or determine whether the Notes may be surrendered for conversion or (2) notify the Company, the Depositary, DTC or any holders of the securities, if the securities have become convertible.

Article 6.
Successors
Section 6.01.
When the Company May Merge, Etc.
(A)
Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:
(i)
the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes; and
(ii)
immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(B)
Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.
Section 6.02.
Successor Corporation Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under the Notes Documents with the same effect as if such Successor Corporation had been named as the Company in the Notes Documents, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under the Notes Documents.

Article 7.
Defaults and Remedies
Section 7.01.
Events of Default.
(A)
Definition of Events of Default. “Event of Default” means the occurrence of any of the following:
(i)
a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(ii)
a default for thirty (30) days in the payment when due of interest on any Note;
(iii)
the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, if such failure is not cured within three (3) Business Days of its occurrence;
(iv)
a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within three (3) Business Days after its occurrence;
(v)
a default in the Company’s obligations under Article 6;
(vi)
a default in any of the Company’s obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after written notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;
(vii)
a default by the Company or any of the Company’s Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least two hundred and fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:
(1)
constitutes a failure to pay the principal of, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or
(2)
results in such indebtedness becoming or being declared due and payable before its stated maturity;
(viii)
one or more final and non-appealable judgments being rendered against the Company or any of the Company’s Subsidiaries for the payment of at least two hundred and fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance or bond), where such judgment is not discharged, stayed, vacated or otherwise satisfied within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;

(ix)
the Company or any of the Guarantors or the Company’s Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:
(1)
commences a voluntary case or proceeding;
(2)
consents to the entry of an order for relief against it in an involuntary case or proceeding;
(3)
consents to the appointment of a custodian of it or for any substantial part of its property;
(4)
makes a general assignment for the benefit of its creditors;
(5)
takes any comparable action under any foreign Bankruptcy Law; or
(6)
generally is not paying its debts as they become due;
(x)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:
(1)
is for relief against the Company, any Guarantor or any of the Company’s Significant Subsidiaries in an involuntary case or proceeding;
(2)
appoints a custodian of the Company, any Guarantor or any of the Company’s Significant Subsidiaries, or for any substantial part of the property of the Company, any Guarantor or any of the Company’s Significant Subsidiaries;
(3)
orders the winding up or liquidation of the Company, any Guarantor or any of the Company’s Significant Subsidiaries; or
(4)
grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(x), such order or decree remains unstayed and in effect for at least sixty (60) days;

(xi)
any Guarantee ceases to be in full force and effect or any Guarantor denies or disaffirms it obligations under the Guarantee (in each case, except (i) in connection with a transaction expressly permitted under this Indenture or the Collateral Documents, in each case solely to the extent the release of such Guarantee is permitted under this Indenture or the Collateral Documents or (ii) as a result of the satisfaction and discharge of this Indenture in accordance with Article 9);
(xii)
any material provision of any Notes Document shall for any reason cease to be valid and binding on or enforceable against the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries shall so state in writing or bring an action to limit its obligations or liabilities thereunder except (i) as permitted by the Notes Documents, (ii) resulting from the satisfaction of the obligations (other than contingent obligations that have yet to accrue) under this Indenture, or (iii) resulting from the application of applicable law; or
(xiii)
any security interest or Liens purported to be created by any Collateral Document on any material portion of the Collateral shall cease to be in full force and effect, or shall be asserted by or on behalf of the Company or any of the Guarantors in writing not to be a valid and perfected security interest in or Lien on the Collateral covered thereby (in each case, except (i) the failure of the Collateral Agent to maintain possession of possessory Collateral received by it, which failure is not a direct result of any act, omission, advice or direction of the Company, (ii) in connection with a transaction expressly permitted under this Indenture or the Collateral Documents, in each case solely to the extent such termination or release is permitted under this Indenture or the Collateral Documents or (iii) or resulting from acts or omissions of the Trustee or Collateral Agent or (iv) as a result of the satisfaction and discharge of this Indenture in accordance with Article 9).
(B)
Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
Section 7.02.
Acceleration.
(A)
Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) occurs with respect to the Company or any Guarantor (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest, and any Applicable Premium that has become due, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.
(B)
Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) with respect to the Company or any Guarantor and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee (acting at the direction of the Required Holders), by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, and any Applicable Premium that has become due, on, all of the Notes then outstanding to become due and payable immediately.
(C)
Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Required Holders, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest or the Applicable Premium, on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03.
Sole Remedy for a Failure to Report.
(A)
Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first one hundred eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the one hundred eighty first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such one hundred eighty first (181st) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)).
(B)
Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest, together with any Additional Interest, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Additional Interest that accrues on such Note.
(C)
Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with or furnish to the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.
(D)
Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.
(E)
No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04.
Other Remedies.
(A)
Trustee and the Collateral Agent May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee and the Collateral Agent may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.
(B)
Procedural Matters. The Trustee and the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.
Section 7.05.
Waiver of Past Defaults.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Required Holders. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06.
Control by Required Holders.

The Required Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on it. However, the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee or the Collateral Agent, as applicable, determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee or the Collateral Agent in liability, unless the Trustee or the Collateral Agent, as applicable, is offered security and indemnity satisfactory to the Trustee or the Collateral Agent, as applicable, against any loss, liability or expense to the Trustee or the Collateral Agent that may result from following such direction.

Section 7.07.
Limitation on Suits.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)
such Holder has previously delivered to the Trustee and the Collateral Agent notice that an Event of Default is continuing;

(B)
Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a request to the Trustee and the Collateral Agent to pursue such remedy;
(C)
such Holder or Holders offer and, if requested, provide to the Trustee or the Collateral Agent security and indemnity satisfactory to the Trustee and the Collateral Agent against any loss, liability or expense to the Trustee and the Collateral Agent that may result from following such request;
(D)
the Trustee and the Collateral Agent do not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and
(E)
during such sixty (60) calendar day period, the Required Holders do not deliver to the Trustee or the Collateral Agent a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Neither the Trustee nor the Collateral Agent will have any duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08.
Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09.
Collection Suit by Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.

Section 7.10.
Trustee May File Proofs of Claim.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Collateral Agent, the Note Agents and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee, the Collateral Agent and the Note Agents for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and the Note Agents, and its agents and counsel, and any other amounts payable to the Trustee pursuant this Indenture or any Notes Document. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee or the Collateral Agent to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11.
Priorities.

The Trustee will pay or deliver in the following order any money or other property that is collected pursuant to this Article 7:

First: to the Trustee, the Note Agents, the Collateral Agent and their and its agents and attorneys for amounts due under this Indenture and the Notes Documents, including payment of all fees, compensation, expenses, indemnification amounts and liabilities incurred, and all advances made, by the Trustee, the Note Agents or the Collateral Agent and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12.
Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as

Trustee or Collateral Agent , a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee or Collateral Agent, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8.
Amendments, Supplements and Waivers
Section 8.01.
Without the Consent of Holders.

Notwithstanding anything to the contrary in Section 8.02, the Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement any Notes Documents without the consent of any Holder to:

(A)
cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes;
(B)
add guarantees with respect to the Company’s obligations under this Indenture or the Notes, or to confirm and evidence the release, termination or discharge of any guarantee (including any Guarantee) with respect to the Notes when such release, termination or discharge is permitted under this Indenture or the other Notes Documents, as applicable;
(C)
secure the Notes or any Guarantee, or to release Collateral from the Lien of this Indenture and the Collateral Documents when permitted or required by the Collateral Documents or this Indenture;
(D)
add to the Company’s or any Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;
(E)
provide for the assumption of the Company’s or any Guarantor’s obligations under the Notes Documents pursuant to, and in compliance with, Article 6 and Article 9, as applicable;
(F)
enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;
(G)
evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee;
(H)
[Reserved];
(I)
[Reserved];
(J)
comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

(K)
make any other change to any Notes Document that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect (other than Holders that have consented to such change).
Section 8.02.
With the Consent of Holders.
(A)
Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Guarantors, the Trustee and the Collateral Agent may, with the consent of the Required Holders, amend or supplement any Notes Document or waive compliance with any provision of any Notes Document. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to any Notes Document, or waiver of any provision of any Notes Document, may:
(i)
reduce the principal, or extend the stated maturity, of any Note;
(ii)
reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;
(iii)
reduce the rate, or extend the time for the payment, of interest on any Note;
(iv)
make any change that adversely affects the conversion rights of any Note;
(v)
impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);
(vi)
change the ranking of the Notes or the Guarantees, change the lien priority or payment priority of the Notes or the Guarantees, release any Guarantee except as permitted by the terms of the Notes Documents, or subordinate the Notes, the liens securing the Notes, or the Guarantees to any other Indebtedness of the Company except as permitted by the terms of the Notes Documents;
(vii)
make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;
(viii)
reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or
(ix)
make any direct or indirect change to any amendment, supplement, waiver or modification provision of any Notes Document that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to any Notes Document, or waiver of any provision of any Notes Document, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

In addition, without the consent of (x) the Holders of at least 66 2/3% in principal amount of Notes then outstanding and (y) the Holders of at least 66 2/3% in principal amount of Notes then outstanding held by Persons who are not Affiliates of the Company and its Subsidiaries, no amendment, supplement or waiver may modify any Collateral Document or the provisions in this Indenture dealing with the Collateral or the Collateral Documents in a manner that would (i) have the impact of releasing all or substantially all of the Collateral from the Liens of the Collateral Documents (except as permitted by the terms of this Indenture or the Collateral Documents) or (ii) permit the Company to issue additional Notes under this Indenture (except as permitted as of the date hereof) or incur Indebtedness that is pari passu with the Notes as it relates to the Collateral.

(B)
Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.
Section 8.03.
Notice of Amendments, Supplements and Waivers.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04.
Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.
(A)
Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.
(B)
Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C)
Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.
(D)
Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).
Section 8.05.
Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06.
Trustee and Collateral Agent to Execute Supplemental Indentures.

The Trustee and Collateral Agent will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee and Collateral Agent need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that affects the Trustee’s, any Note Agent’s or the Collateral Agent’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee and Collateral Agent will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company (and any Guarantor) in accordance with its terms.

Article 9.
Satisfaction and Discharge; Defeasance of Certain Covenants
Section 9.01.
Termination of Company’s Obligations.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A)
all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B)
the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);
(C)
the Company has paid all other amounts payable by it under this Indenture; and
(D)
the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 10 and Section 11.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 9.02.
Repayment to Company.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will, at the Company’s written request, promptly deliver to the Company any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03.
Reinstatement.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Section 9.04.
Defeasance of Restrictive Covenants.

If:

(A)
the Company has caused there to be irrevocably deposited, with the Trustee or the Paying Agent for the benefit of the Holders, cash in an aggregate amount equal to the sum of (i) the remaining scheduled interest payments on each Note outstanding as of the time of such deposit (assuming, for these purposes, that Additional Interest and Special Interest would accrue on such Note at their respective maximum rates per annum); and (ii) one hundred percent (100%) of the principal amount of each Note outstanding as of the time of such deposit (excluding, in the case of each of sub-clause (i) and (ii) above, any Notes referred to in Section 9.04(B) as to which the deposit referred to in Section 9.04(B) is made);
(B)
with respect to each Note, if any, for which a Conversion Date has occurred, but the Conversion Consideration due in respect of such Note has not been fully paid or delivered, as of the time of the deposit referred to in Section 9.04(A), the Company has caused there to be irrevocably deposited for the benefit of the Holders, with a bank or trust company selected by the Company that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition, in an account for which the Trustee or the Paying Agent has control of such account pursuant to an account control agreement if applicable, the maximum kind and amount of Conversion Consideration due in respect of such Note (together, if applicable, with (i) cash in the amount of any interest due on such Note pursuant to clause (i) of Section 5.02(D); and (ii) an amount of cash equal to the Applicable Premium);
(C)
the Company has instructed the Trustee or the Paying Agent, as applicable, to pay or deliver cash due on the Notes from the cash deposited pursuant to Section 9.04(A) as the same becomes due and the Company has provided for the delivery of other property due on the Notes from such property deposited pursuant to Section 9.04(B) as the same becomes due;
(D)
as of the time of the deposits referred to in Section 9.04(A) and Section 9.04(B), no default in the payment or delivery of any amount or property (including Conversion Consideration) on any Note has occurred and is continuing;
(E)
the Company has delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize any income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times, as would have been the case if such Covenant Defeasance had not occurred;
(F)
such Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture, but solely in connection with the incurrence of any indebtedness to finance such Covenant Defeasance) to which the Company is a party or by which the Company is bound;

(G)
the Company has delivered to the Trustee an Officer’s Certificate stating that the deposits referred to in Section 9.04(A) and Section 9.04(B) were not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
(H)
the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to such Covenant Defeasance have been complied with,

then, notwithstanding anything to the contrary in this Indenture or the Notes, Section 3.09, Section 3.10, Section 3.11, Section 3.12, Section 3.13 and Section 3.14 will thereafter cease to be of any force or effect, and, for the avoidance of doubt, any omission to thereafter comply with Section 3.09 will not in itself constitute a Default or Event of Default under the Notes. For the avoidance of doubt, the remainder of this Indenture and the Notes will be unaffected by and Covenant Defeasance and will continue to be in full force and effect.

Each of the Trustee and the Paying Agent will return to the Company any cash or other property deposited with it pursuant to Section 9.04(A) and Section 9.04(B) that remains on deposit after (x) all Notes have been paid in full and none remain outstanding; and (y) the Company has paid all other amounts payable by it under this Indenture.

Article 10.
Trustee
Section 10.01.
Duties of the Trustee.
(A)
If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(B)
Except during the continuance of an Event of Default:
(i)
the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee;
(ii)
the Trustee shall not be liable, answerable or accountable under any circumstances, except for its own gross negligence, or willful misconduct, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review; and
(iii)
in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy or mathematical calculation or facts stated therein).
(C)
The Trustee may not be relieved from liabilities for its gross negligence, or willful misconduct, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review, except that:
(i)
this paragraph will not limit the effect of Section 10.01(B);
(ii)
the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review; and
(iii)
the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Company pursuant to the terms of the Indenture or any Notes Document, from the Required Holders or from such other percentage of Holders expressly contemplated by this Indenture.
(D)
Each provision of this Indenture and the Notes Documents that in any way relates to the Trustee is subject to this Article X, regardless of whether such provision so expressly provides.
(E)
No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability nor shall the Trustee be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(F)
The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.
(G)
The Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Required Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
Section 10.02.
Rights of the Trustee.
(A)
The Trustee may conclusively rely on and be fully protected in acting or refraining from acting upon any document (whether in its original or facsimile form) that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.
(B)
Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the written advice of such counsel, or any Opinion of

Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.
(C)
The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.
(D)
The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.
(E)
Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(F)
The Trustee need not exercise any rights or powers vested in it by this Indenture or any other Notes Document at the request or direction of any Holder unless such Holder has offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.
(G)
The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(H)
The Trustee will not be bound to make any investigation into: (i) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and will incur no liability of any kind by reason of such inquiry or investigation, (ii) the performance or observance by the Company or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Indenture or in any other Notes Document, or (iii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any other Notes Document or any other agreement, instrument or document or any collateral or Lien.
(I)
The Trustee will not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice at its Corporate Trust Office, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.
(J)
The permissive rights of the Trustee enumerated in this Indenture will not be construed as duties.
(K)
The rights, privileges, protections, immunities, and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture (including in its capacity as Collateral Agent, Conversion Agent, Paying Agent, and Registrar), and each agent, custodian and other Person employed to act under this Indenture or the Notes Documents; provided, however, that with regards thereto: (i) references to “negligence” shall be references to “gross negligence”; and (ii) during an Event of Default, only the Trustee (acting solely in its capacity as Trustee) shall be subject to the prudent Person standard of Section 10.01(A), and will be enforceable in each other Notes Document or document related hereto to which the Trustee, Collateral Agent, Conversion Agent, Paying Agent or Registrar is a party or otherwise subject, whether or not specifically set forth therein.
(L)
If the Trustee requests instructions from the Company or the Holders with respect to any action or omission in connection with this Indenture, the Trustee shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Trustee shall have received written instructions from the Company or the Required Holders, as applicable, with respect to such request. For purposes of clarity, but without limiting any rights, protections, immunities or indemnities afforded to the Trustee hereunder (including without limitation this Article 11), phrases such as “satisfactory to the Trustee,” “approved by the Trustee,” “acceptable to the Trustee,” “as determined by the Trustee,” “in the Trustee’s discretion,” “selected by the Trustee,” “elected by the Trustee,” “requested by the Trustee,” and phrases of similar import that authorize or permit the Trustee to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Trustee receiving written direction from the Required Holders to take such action or to exercise such rights. Nothing contained in this Indenture or any other Notes Document shall require the Trustee to exercise any discretionary acts.
(M)
The Trustee shall not be liable for failing to comply with its obligations under this Indenture or any other Notes Document in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other person which are not received or not received by the time required.
(N)
The Trustee shall not be liable in failing or refusing to take any action under this Indenture or any other Notes Document if the taking of such action, in the reasonable opinion of the Trustee (which may be based on the advice or opinion of counsel), (i) would violate applicable law, this Indenture or such other Notes Document or (ii) is not provided for in this Indenture or such other Notes Document.
(O)
The Trustee shall not be required to take any action under this Indenture or any other Notes Document if taking such action (A) would subject the Trustee to a tax in any jurisdiction where it is not then subject to a tax or (B) would require the Trustee to qualify to do business in any jurisdiction where it is not then so qualified.
(P)
The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes.
(Q)
The Trustee may consult with counsel and an opinion or advise of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action take, suffered or omitted by it hereunder in good faith in reliance thereon.
(R)
The Trustee may, from time to time, request that the Company and any other applicable party deliver a certificate (upon which the Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any related document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Company or such other applicable party may, by delivering to the Trustee a revised certificate, change the information previously provided by it, but the Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.
Section 10.03.
Individual Rights of the Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have the same rights and duties as the Trustee under this Section 10.03.

Section 10.04.
Trustee’s Disclaimer.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes or the Notes Documents; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes, the Guarantees or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 10.05.
Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes known to a Responsible Officer of the Trustee; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders.

Section 10.06.
Compensation and Indemnity.
(A)
The Company will, from time to time, pay the Trustee, the Collateral Agent and the Note Agents reasonable compensation for its acceptance of this Indenture and services under this Indenture and the other Notes Documents, as separately agreed by the Company and the Trustee. Such compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to such compensation, the Company will reimburse the Trustee, the Collateral Agent and the Note Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of their agents and counsel.
(B)
The Company and Guarantors will, jointly and severally, indemnify the Trustee, the Collateral Agent and each Note Agent (including for the cost of defending itself) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the other Notes Documents, including the costs and expenses of enforcing this Indenture against the Company or Guarantors (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture and the other Notes Documents, except to the extent any such loss, liability or expense is proved to be attributable to its gross negligence or willful misconduct, as determined by a final decision of a court of competent jurisdiction. The Trustee, the Collateral Agent or applicable Note Agent will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s, the Collateral Agent’s or applicable Note Agent’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.06(B). The Company will defend such claim, and the Trustee, the Collateral Agent or applicable Note Agent, as applicable, will cooperate in such defense. If the Trustee, the Collateral Agent or any Note Agent is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee, the Collateral Agent or Note Agent, as applicable, may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee, the Collateral Agent and Note Agents incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.
(C)
The obligations of the Company under this Section 10.06 will survive the resignation or removal of the Trustee and the defeasance or discharge of this Indenture.
(D)
To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.
(E)
If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (ix) or (x) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 10.07.
Replacement of the Trustee.
(A)
Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.
(B)
The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Required Holders may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(i)
the Trustee fails to comply with Section 10.09;
(ii)
the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)
a custodian or public officer takes charge of the Trustee or its property; or
(iv)
the Trustee becomes incapable of acting.
(C)
If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Required Holders may appoint a successor Trustee to replace such successor Trustee appointed by the Company.
(D)
If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(E)
If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(F)
A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 10.06(D).
Section 10.08.
Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, then such Person will become the successor Trustee without any further act.

Section 10.09.
Eligibility; Disqualification.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities.

Article 11.
Miscellaneous
Section 11.01.
Notices.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Biora Therapeutics, Inc.

4330 La Jolla Village Drive

Suite 300

San Diego, California 92122

Attention: General Counsel

with a copy (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, California 92612

Attention: Ryan Murr, Esq.

If to the Trustee:

GLAS Trust Company LLC

3 Second Street, Suite 206

Jersey City, NJ 07311

Attn. TMGUS/Biora Therapeutics, Inc.

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 11.02.
Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (other than the initial authentication of Notes under this Indenture) or any Notes Document, the Company will furnish to the Trustee:

(A)
an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee that complies with Section 11.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture and each Notes Document relating to such action have been satisfied; and
(B)
an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee that complies with Section 11.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.
Section 11.03.
Statements Required in Officer’s Certificate and Opinion of Counsel.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A)
a statement that the signatory thereto has read such covenant or condition;
(B)
a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;
(C)
a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D)
a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.
Section 11.04.
Rules by the Trustee, the Registrar and the Paying Agent.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Conversion Agent, Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05.
No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.06.
Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT, AND EACH HOLDER BY ACCEPTANCE OF ITS NOTE, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 11.07.
Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 11.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 11.08.
No Adverse Interpretation of Other Agreements.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 11.09.
Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 11.10.
Force Majeure.

The Trustee, Collateral Agent and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, work stoppage, pandemic, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 11.11.
U.S.A. PATRIOT Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 11.12.
Calculations.

Except as otherwise provided in this Indenture, the Company will be solely responsible for making all calculations called for under this Indenture or the Notes. These calculations include, but are not limited to, any related to an interest payment methodology, the Last Reported Sale Price, any make-whole amount, premium, accrued interest on the Notes or the Conversion Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and each Note Agent, and the Trustee and each Note Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will make available a copy of each such schedule to a Holder upon its written request therefor. Neither the Trustee nor any Note Agent shall have any responsibility to verify or determine the accuracy of any calculations or amounts, including those related to any interest, premium or make-whole payments, or interest or make-whole payment methodologies. In addition, neither the Trustee nor any Note Agent shall have any responsibility for determining whether events requiring or permitting conversion have occurred, determining whether any adjustment is required to be made with respect to conversion rights and, if so, the amount, or for the delivery of Common Stock.

Section 11.13.
Severability.

If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 11.14.
Counterparts.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 11.15.
Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 11.16.
Withholding Taxes.

The Company, the Trustee, the Paying Agent or other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to or under a Note such amounts as it is required to deduct and withhold under the Internal Revenue Code, or any tax law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the Person in respect of whom such deduction and withholding was made. Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company, the Trustee, the Paying Agent or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate or otherwise, then the Company, the Trustee, the Paying Agent or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.

Section 11.17.
Sanctions.
(a)
The Company and each Guarantor covenant and represent that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) The Company and each Guarantor covenant and represent that neither it nor any of its affiliates, subsidiaries, directors or officers will use any payments made pursuant to Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Article 12.
Collateral
Section 12.01.
Collateral Documents.

The payment of the principal, interest (including Additional Interest) and premium, if any, on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, the payment of all other Obligations of the Company and Guarantors under this Indenture and the other Notes Documents and performance of all other obligations of the Company and Guarantors to the Secured Parties under this Indenture, the other Notes Documents and the Notes, and the due and punctual payment of all Guaranteed Obligations, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents, which the Collateral Agent and the Company have entered into simultaneously with the execution of this Indenture, and will be secured by Collateral Documents delivered after the date of this Indenture as required or permitted by this Indenture.

Section 12.02.
Collateral Agent.
(A)
The Collateral Agent agrees that it will hold the Collateral created under the Collateral Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, the Secured Parties, without limiting the Collateral Agent’s rights, including under this Section 12.02, to act, when directed by the Required Holders, in preservation of the security interest in the Collateral. The Collateral Agent is authorized and empowered, when directed by the Required Holders, to appoint one or more co-Collateral Agents as may be necessary or appropriate; provided, however, that no Collateral Agent hereunder shall be personally liable by reason of any act or omission of any other Collateral Agent hereunder.
(B)
Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of the Collateral Documents, for the creation, perfection, continuation, priority, sufficiency or protection of any Lien, including without limitation not being responsible for payment of any taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or to monitor the status of any Lien or performance of the Collateral, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Collateral Documents or any delay in doing so. Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for making any filings or recordings to perfect or maintain the perfection of the Collateral Agent’s Lien in the Collateral, including without limitation, the filing of any UCC financing statements, continuation statements, or any filings with respect to the U.S. Patent and Trademark Office or U.S. Copyright Office.

(C)
The Collateral Agent will be subject to such directions as may be given to it by the Required Holders or the Trustee (as directed by the Required Holders) from time to time. Except as so directed , and only if indemnified to its satisfaction, the Collateral Agent will not be obligated:
(i)
to act upon direction purported to be delivered to it by any Person;
(ii)
to foreclose upon or otherwise enforce any Lien created under the Collateral Documents; or
(iii)
to take any other action whatsoever with regard to any or all of the Liens, Collateral Documents or Collateral.

The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens or Collateral Documents.

(D)
In acting as Collateral Agent hereunder and under the Collateral Documents, the Collateral Agent shall be afforded, and shall be entitled to enforce, each and all of the rights, privileges, protections, immunities, indemnities and benefits of the Trustee in this Indenture and the other Notes Documents, including, without limitation, under Article 10; provided that in that context any references in this Indenture to “Trustee” shall be references to “Collateral Agent”, references to “negligence” shall be references to “gross negligence” and Section 10.01(A) does not apply to the Collateral Agent. Without limiting the immediately preceding sentence, the Collateral Agent shall be entitled to compensation, reimbursement and indemnity in the same manner as the Trustee as provided in Section 10.06.
(E)
At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee copies of all Collateral Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents.
(F)
Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents, to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, or any other party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Collateral Documents, or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(G)
The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” Subject to its rights hereunder, the Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Holders or the Trustee (acting at the direction of the Required Holders) in accordance with the terms hereof.
(H)
No provision of this Indenture or any Collateral Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee unless it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.
(I)
The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Collateral Documents, the Collateral Agent and the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent or the Trustee, as applicable, in the Collateral and that any such actions taken by the Collateral Agent or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in either the Collateral Agent’s or Trustee’s sole discretion may cause the Collateral Agent or Trustee, as applicable, to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent or Trustee, as applicable, to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any person (including the Collateral Agent or the Trustee) other than the Company, the Required Holders shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.
(J)
The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Collateral Documents unless it shall be directed by the Trustee (acting at the direction of the Required Holders) or the Required Holders. If the Collateral Agent so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent and the Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Collateral Documents in accordance with a request, direction, instruction, or consent of the Required Holders or, in the case of the Collateral Agent, at the request, direction, instruction, or consent of the Trustee (acting at the direction of the Required Holders). Such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(K)
Except as otherwise explicitly provided herein or in the Collateral Documents, the Collateral Agent, the Trustee nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.
(L)
The Collateral Agent and the Trustee assumes no responsibility for any failure or delay in performance or any breach by the Company or any other grantor under this Indenture and the Collateral Documents. The Collateral Agent and the Trustee shall not have any obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture or the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture or any Collateral Documents. The Collateral Agent and the Trustee shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture or the Collateral Documents.
(M)
Subject to the provisions of the applicable Collateral Documents and this Indenture, each Holder, by acceptance of the Notes, agrees that the Collateral Agent and the Trustee shall execute and deliver such intercreditor agreements as it may be presented from time to time and the Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto (including any releases permitted hereunder), and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall not be required to exercise discretion under this Indenture or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the Required Holders or the Trustee (acting at the direction of the Required Holders).

(N)
The Trustee, acting at the direction of the Required Holders, may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Collateral Documents.
(O)
Subject to the terms of this Indenture and the Collateral Documents, in each case that the Collateral Agent may or is required hereunder or under any other Notes Documents to take any action (an “Action”), including but not limited to making any determination, giving consents, exercising rights, powers, or remedies, releasing or selling Collateral, or otherwise acting hereunder or under any other Notes Documents, the Collateral Agents may seek direction from the Required Holders. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with such direction. Subject to the terms of the Collateral Documents, if the Collateral Agent shall request direction from the Required Holders with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until such Collateral Agent shall have received such direction, and the Collateral Agent and Trustee shall not incur liability to any Person by reason of so refraining.
(P)
Beyond the exercise of reasonable care in the custody thereof, neither the Collateral Agent nor the Trustee shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords property of similar customers and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.
Section 12.03.
Release of Collateral; Non-Disturbance.
(A)
Subject to Section 12.03(b) and (c) hereof, the Liens on the Collateral securing the Notes will be automatically released in whole or in part, as applicable, under one or more of the following circumstances:
(i)
in whole upon satisfaction and discharge of this Indenture as set forth under Article 9;
(ii)
in whole or in part, as applicable, with the consent of the requisite Holders of the Notes in accordance with Article 8, including consents obtained in connection with a tender offer or exchange offer, or purchase of Notes; or
(iii)
in part, as to any asset constituting Collateral:
(A)
that is sold, transferred or otherwise disposed of by the Company to any Person in a transaction permitted by this Indenture or the Collateral Documents; or

(B)
to the extent such asset ceases to be Collateral or is no longer required to be Collateral as a result of any transaction or any other event not prohibited by this Indenture.
(B)
Upon the request of the Company (and at the Company’s expense), the Collateral Agent shall enter into an intercreditor agreement in connection with any Indebtedness secured by a Lien permitted under this Indenture and bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that the Company shall deliver to the Collateral Agent an Officer’s Certificate attesting that such intercreditor agreement is on customary terms for such Indebtedness and that such Lien is permitted under the Indenture and the other Notes Documents and the Collateral Agent shall be fully protected in acting in conclusive reliance on such Officer’s Certificate.
(C)
With respect to any release of the Liens on the Collateral or the entry into an intercreditor agreement as provided in Section 12.03(B) above, upon receipt of an Officer’s Certificate and (solely with respect to Section 12.03(A)) an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Notes Documents to such release or the entry into such agreements have been met and that the execution and delivery by the Trustee or the Collateral Agent of the documents requested by the Company in connection with such release or the entry into such agreements is authorized and permitted by this Indenture and the other Notes Documents, and in the case of any release any appropriate instruments of termination, satisfaction, discharge or release prepared by the Company (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent, without representation or warranty), the Trustee and the Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases as are requested to evidence the release and discharge of any Collateral permitted to be released pursuant to this Indenture. Neither the Trustee nor the Collateral Agent shall be liable for any such release or the entry into any non-disturbance undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until such party receives such Officer’s Certificate and (if applicable) Opinion of Counsel.
(D)
At any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee (acting at the direction of the Required Holders) has delivered notice of acceleration to the Collateral Agent, no release of the Liens on the Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders.
Section 12.04.
Suits to Protect the Collateral.

Subject to the provisions of the Collateral Documents, the Trustee is authorized and empowered, but not obligated, to institute and maintain, or direct (at the direction of the Required Holders) the Collateral Agent to institute and maintain, such suits and proceedings to protect or enforce the Liens securing the Notes or to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings to preserve or protect its interest and the interests of the Holders of the

Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens created under the Collateral Documents or be prejudicial to the interests of the Holders of the Notes). Nothing in this Section 12.04 shall be considered to impose any such duty or obligation to act on the part of the Trustee or any Collateral Agent.

Section 12.05.
Authorization of Action to be Taken.
(A)
Each Holder of Notes consents and agrees to the terms of each Collateral Document, as originally in effect and as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents to which such party is a party, authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Collateral Documents to which either such party is party and to perform its respective obligations and exercise its respective rights and powers thereunder. Any request, demand, authorization, direction, notice, consent, waiver, approval, exercise of judgment or discretion, designation or other action provided or permitted by this Indenture to be given, taken or exercised by the Collateral Agent, shall be given, taken or exercised by the Collateral Agent at the direction of the Required Holders or the Trustee acting at the direction of the Required Holders. Any notice, agreement, certificate or other document delivered to the Collateral Agent by the Company or any other Person in connection with any of this Indenture or the Collateral Documents, shall promptly be delivered by the Collateral Agent to the Trustee.
(B)
The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Secured Parties any funds collected or distributed under the Collateral Documents to which the Collateral Agent or the Trustee is a party and to make further distributions of such funds according to the provisions of this Indenture.
(C)
Subject to the provisions of Section 10.01 and Section 10.02, the Trustee may (but shall not be obligated to), in its sole discretion and without the consent of any Holders, during the continuance of an Event of Default, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
(i)
foreclose upon or otherwise enforce any or all of the Liens created under the Collateral Documents;
(ii)
enforce any of the terms of the Collateral Documents to which the Collateral Agent or Trustee is a party; or
(iii)
collect and receive payment of any and all Obligations to the extent then due and payable.

Nothing in this Section 12.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 12.06.
Purchaser Protection.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

Section 12.07.
Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any Responsible Officer or Responsible Officers thereof required by the provisions of this Article 12; and if the Trustee, Collateral Agent, or their nominee or agent, shall be in possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee, the Collateral Agent, or their nominee or agent.

Section 12.08.
Release Upon Termination of the Company’s Obligations.

In the event that the Company delivers, in addition to the Officer’s Certificate and Opinion of Counsel required by Section 11.02 to the Trustee and the Collateral Agent an Officer’s Certificate certifying that payment in full of the principal of, together with any premium and accrued and unpaid interest on, the Notes and all other Obligations under this Indenture and the Collateral Documents that are due and payable at or prior to the time such principal, together with any premiums and accrued and unpaid interest, are paid, and that it is authorized and permitted under the Indenture and the Notes Documents for the Trustee or the Collateral Agent to acknowledge the release of the security interests in the Collateral and execute and deliver the documents (in form and substance satisfactory to the Trustee and the Collateral Agent) prepared and requested by the Company in connection with such release, the Collateral Agent shall deliver to the Company an acknowledgement of the release of such security interests in the Collateral (in form and substance satisfactory to the Trustee and the Collateral Agent) prepared and requested by the Company and shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases (in form and substance satisfactory to the Trustee and the Collateral Agent) prepared and requested by the Company to evidence the release and discharge of any security interests in the Collateral permitted to be released pursuant to this Indenture. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any other Notes Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

Section 12.09.
Collateral Agent; Collateral Documents.
(A)
GLAS Trust Company LLC is hereby designated and appointed as the Collateral Agent of the Secured Parties under this Indenture and the Collateral Documents and GLAS Trust Company LLC hereby accepts such designation and appointment.
(B)
By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver any Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the date of this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to the Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Collateral Documents, the Trustee and the Collateral Agent each shall have all the rights, privileges, immunities, indemnities and other benefits and protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other Collateral Document or Collateral Documents).
(C)
If the Company or any of its Subsidiaries (i) incurs any Indebtedness that is required to be subject to an intercreditor agreement, and (ii) delivers to the Collateral Agent and Trustee an Officer’s Certificate so stating and certifying that the execution of such intercreditor agreement is authorized and permitted by the Indenture and the other Notes Documents and all conditions precedent to its execution have been satisfied, and requesting the Collateral Agent and Trustee, if applicable, to enter into an intercreditor agreement in favor of a designated agent or representative for the holders of such Indebtedness so incurred, the Collateral Agent and the Trustee (as applicable) shall (and are hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including fees (including legal fees) and expenses of the Collateral Agent and Trustee), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder. Neither the Trustee nor the Collateral Agent shall be liable for any such execution in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any other Notes Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officer’s Certificate.
Section 12.10.
Replacement of Collateral Agent.
(A)
The Collateral Agent may resign at any time by so notifying the Company in writing not less than 45 days prior to the effective date of such resignation. The Required Holders may remove the Collateral Agent by so notifying the removed Collateral Agent in writing not less than 45 days prior to the effective date of such removal and may appoint a successor Collateral Agent with the Company’s written consent. If:
(i)
The Collateral Agent shall cease to be eligible in accordance with the provisions of Section 10.07 and shall fail to resign after written request therefor by the Company or by any Holder,

(ii)
The Collateral Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or
(iii)
the Collateral Agent otherwise becomes incapable of acting

then, the Company may by a resolution of the Board of Directors remove the Collateral Agent and appoint a successor collateral agent by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Collateral Agent so removed and one copy to the successor collateral agent, or, subject to the provisions of Section 12.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of itself and all others similarly situated, petition, at the Company’s expense, any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Collateral Agent and appoint a successor Collateral Agent.

(B)
Any corporation or other entity into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Collateral Agent (including the administration of this Indenture) shall be the successor to the Collateral Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.
Section 12.11.
Acceptance by Collateral Agent.

Any successor Collateral Agent appointed as provided in Section 12.10 shall execute, acknowledge and deliver to the Company and to its predecessor Collateral Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein; but, nevertheless, on the written request of the Company or of the successor Collateral Agent, the Collateral Agent ceasing to act shall, at the expense of the Company and subject to payment of any amounts then due pursuant to the provisions of Section 10.06, execute and deliver an instrument transferring to such successor Collateral Agent all the rights and powers of the Collateral Agent so ceasing to act. Upon request of any such Collateral Agent, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights and powers. Any Collateral Agent ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such Collateral Agent as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 10.06.

No successor Collateral Agent shall accept appointment as provided in this Section 12.11 unless at the time of such acceptance such successor Collateral Agent shall be eligible under the provisions of Section 10.09.

Upon acceptance of appointment by a successor Collateral Agent as provided in Section 12.10, each of the Company and the successor Collateral Agent, at the written direction and at the expense of the Company, shall give or cause to be given notice of the succession of such Collateral Agent hereunder to the Holders in accordance with Section 11.01. If the Company fails to give such notice within ten days after acceptance of appointment by the successor Collateral Agent, the successor Collateral Agent shall cause such notice to be given at the expense of the Company.

Article 13.
Guarantees
Section 13.01.
Guarantees.
(A)
By its execution of this Indenture (including by any amended or supplemental indenture), each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that such Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits. Subject to this Article 13, each of the Guarantors hereby, as a primary obligor and not merely as surety, jointly and severally, fully and unconditionally guarantees, to each Holder of a Note authenticated by the Trustee and to the Trustee, the Collateral Agent, the Note Agents and their successors and assigns, regardless of the validity or enforceability of this Indenture, the Notes, the Notes Documents or the obligations of the Company under this Indenture, the Notes Documents or the Notes, that:
(i)
the principal of, premium, if any, interest on, and any Conversion Consideration for, the Notes and such other Obligations will be promptly paid in full when due, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date, Redemption Date or otherwise, and interest on the overdue principal of, any interest on, or any Conversion Consideration for, the Notes, if lawful, and all other obligations of the Company to the Secured Parties under this Indenture, the Notes Documents or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case in accordance with this Indenture and the Notes; and
(ii)
in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Fundamental Change Repurchase Date, Redemption Date or otherwise, (clause (i) and (ii) collectively, the “Guaranteed Obligations”), in each case subject to Section 13.02.

Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform, as applicable, the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(B)
Each Guarantor agrees that its Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of this Indenture, the Notes, the Notes

Documents or the obligations of the Company under this Indenture, the Notes Documents or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Company or any other Guarantor, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor other than payment or performance in full of Guaranteed Obligations (other than contingent obligations that have yet to accrue). Each Guarantor waives diligence, presentment, requirements for any demand or notice hereunder including any of the following: (i) any demand for payment or performance and protest and notice of protest; (ii) any notice of acceptance; (iii) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (iv) any other notice in respect of any Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any Guarantor by reason of any Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against the Company or any other Guarantor or set off any of its obligations to the Company or any other Guarantor against obligations of such Guarantor to the Company or such other Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete payment or performance of the Guaranteed Obligations (other than contingent obligations that have yet to accrue) in accordance with this Indenture, the Notes Documents and the Notes. Each Guarantor further waives any right such Guarantor may have under any applicable requirement of law to require the Trustee, the Collateral Agent, or any Holder to seek recourse first against the Company or any of its Subsidiaries or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Article 13.
(C)
If any Holder, the Trustee, or the Collateral Agent is required by any court or otherwise to return, to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid or delivered by the Company, or any Guarantor to the Trustee, the Collateral Agent, or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(D)
Each Guarantor agrees that any right of subrogation, reimbursement or contribution it may have in relation to the Holders or in respect of any Guaranteed Obligations will be subordinated to, and will not be enforceable until payment in full and performance of, all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 7, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed Obligations are accelerated pursuant to Article 7, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Guarantors. Each Guarantor will have the right to seek contribution from any non-paying Guarantor, but only if the exercise of such right does not impair the rights of the Holders under any Guarantee.

Section 13.02.
Limitation on Guarantor Liability.

Each Guarantor, and, by its acceptance of any Note, each Holder, confirms that each Guarantor and the Holders intend that the Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. Each of the Trustee, the Holders and each Guarantor irrevocably agrees that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or fraudulent conveyance under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 13.03.

The execution by each Guarantor of this Indenture (or by an amended or supplemental indenture pursuant to Section 8.01(B)) evidences the Guarantee of such Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of each Guarantee on behalf of each Guarantor. A Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing this Indenture or any such amended or supplemental indenture on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at each Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.

Section 13.04.
When Guarantors May Merge, etc..
(A)
No Guarantor will consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to another Person (other than the Company or another Guarantor) (a “Guarantor Business Combination Event”), unless (1) the resulting, surviving or transferee Person (the “Successor Guarantor”) is such Guarantor or, if not such Guarantor, expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Guarantor Business Combination Event, a supplemental indenture substantially in the form of Exhibit C) all of such Guarantor’s obligations under this Indenture and the Notes; provided that (a) such surviving Guarantor shall be incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia and (b) no Default or Event of Default shall exist, or would result from such Guarantor Business Combination Event or (2) the transaction is in compliance with Section 3.12.

Notwithstanding the foregoing, any Guarantor may merge, consolidate, amalgamate or wind up with or into, or transfer all or part of its properties and assets to, the Company without regard to the requirements set forth in this Section 13.04(A).

(B)
Before the effective time of any Guarantor Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Guarantor Business Combination Event (and, if applicable, the related supplemental indenture substantially in the form of Exhibit C) complies with Section 13.04(A); and (ii) all conditions precedent to such Guarantor Business Combination Event provided in this Indenture have been satisfied.
(C)
At the effective time of any Guarantor Business Combination Event that complies with Section 13.04(A) and Section 13.04(B), the Successor Guarantor (if not the applicable Guarantor) will succeed to, and may exercise every right and power of, such Guarantor under this Indenture and the Notes with the same effect as if such Successor Guarantor had been named as a Guarantor in this Indenture and the Notes, and, except in the case of a lease, the predecessor Guarantor will be discharged from its obligations under this Indenture and the Notes.
Section 13.05.
Application of Certain Provisions of the Guarantors.
(A)
Upon any request or application by any Guarantor to the Trustee to take any action under this Indenture or any Notes Document, the Trustee will be entitled to receive an Officer’s Certificate and an Opinion of Counsel pursuant to Section 11.02 with the same effect as if each reference to the Company in Section 11.02 or in the definitions of “Officer,” “Officer’s Certificate” or “Opinion of Counsel” were instead a reference to such Guarantor.
(B)
A Company Order may be given by any Guarantor with the same effect as if each reference to the Company in the definitions of “Company Order” or “Officer” were instead a reference to such Guarantor.
(C)
Any notice or demand that this Indenture requires or permits to be given by the Trustee, or by any Holders, to the Company may instead be given to any Guarantor.

Any Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(i)
(1)
any sale, exchange, transfer or other disposition (by merger, consolidation, amalgamation, dividend, distribution or otherwise) of all of the Capital Stock of such Guarantor or all or substantially all of the assets of such Guarantor, in each case, if such sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of this Indenture and, (a) such sale, exchange, transfer or other disposition is in compliance with Section 3.12 or (b) unless such sale, exchange, transfer or other disposition is with or to the Company, the surviving or transferee Person expressly assumes such Guarantor’s obligations in accordance with Section 13.04;
(2)
the merger, consolidation or amalgamation of any Guarantor with and into the Company, or upon the liquidation of a Guarantor following the transfer of all of its assets to the Company; or

(3)
the merger, consolidation or amalgamation of any Guarantor with and into a Subsidiary of the Company where such Subsidiary is the surviving Person, if such merger, consolidation or amalgamation is not prohibited by the applicable provisions of this Indenture and such Subsidiary expressly assumes such Guarantor’s obligations in accordance with Section 13.04; and
(ii)
the Company and such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and release have been complied with.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

Biora Therapeutics, Inc.

By: /s/ Eric d’Esparbes

Name: Eric d’Esparbes

Title: Chief Financial Officer

GLAS Trust Company LLC, as Trustee and Collateral Agent

By: /s/ Katie Fischer

Name: Katie Fischer

Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Non-Affiliate Legend, if applicable]

[Insert “PIK NOTE”, if applicable]

BIORA THERAPEUTICS, INC.

11.00% / 13.00% Convertible Senior Secured Note due 2028

CUSIP No.: [___][Insert for a “restricted” CUSIP number: ] Certificate No. [___]

ISIN No.: [___][Insert for a “restricted” ISIN number: *]

Biora Therapeutics, Inc., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [___] dollars ($[___]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)] on December 19, 2028 or, if earlier, the Maturity Date, and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates: June 1 and December 1 of each year, commencing on [date].

Regular Record Dates: May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Biora Therapeutics, Inc. has caused this instrument to be duly executed as of the date set forth below.

Biora Therapeutics, Inc.

Date: By:

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

GLAS Trust Company LLC, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date: By:

Authorized Signatory

BIORA THERAPEUTICS, INC.

11.00% / 13.00% Convertible Senior Secured Note due 2028

This Note is one of a duly authorized issue of notes of Biora Therapeutics, Inc., a Delaware corporation (the “Company”), designated as its 11.00% / 13.00% Convertible Senior Secured Notes due 2028 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of December 19, 2023 (as the same may be amended from time to time, the “Indenture”), among the Company, GLAS Trust Company LLC, as trustee and as collateral trustee, and the Guarantors. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee, the Collateral Agent and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.
Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Interest on this Note will begin to accrue from, and including, [date].

2.
Maturity. This Note will mature on the Maturity Date, unless earlier repurchased, redeemed or converted.

3.
Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

4.
Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5.
Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6.
Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

7.
Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8.
Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

9.
When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10.
Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest, and the Applicable Premium, on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

11.
Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.

12.
No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13.
Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually or electronically signs the certificate of authentication of such Note.

14.
Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15.
Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Biora Therapeutics, Inc.

4330 La Jolla Village Drive

Suite 200

San Diego, California 92122

Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[___]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

CONVERSION NOTICE

BIORA THERAPEUTICS, INC.

11.00% / 13.00% Convertible Senior Secured Notes due 2028

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐ the entire principal amount of

☐ $ aggregate principal amount of

the Note identified by CUSIP No. and Certificate No. .

Date:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

FUNDAMENTAL CHANGE REPURCHASE NOTICE

BIORA THERAPEUTICS, INC.

11.00% / 13.00% Convertible Senior Secured Notes due 2028

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐ the entire principal amount of

☐ $ aggregate principal amount of

the Note identified by CUSIP No. and Certificate No. .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

ASSIGNMENT FORM

BIORA THERAPEUTICS, INC.

11.00% / 13.00% Convertible Senior Secured Notes due 2028

Subject to the terms of the Indenture, the undersigned Holder of the Notes identified below assigns (check one):

☐ the entire principal amount of

☐ $ aggregate principal amount of

the Notes identified by CUSIP No. and Certificate No. , and all rights thereunder, to:

Name:

Address:

Social security or tax identification #:

and irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1. ☐ Such Transfer is being made to the Company or a Subsidiary of the Company.

2. ☐ Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3. ☐ Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4. ☐ Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

(Participant in a Recognized Signature

Guarantee Medallion Program)

By:

Authorized Signatory

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:

Name:

Title:

EXHIBIT B-1A

FORM OF RESTRICTED NOTE LEGEND

(Notes other than Affiliate Notes)

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

B1A-1

EXHIBIT B-1B

FORM OF RESTRICTED NOTE LEGEND

(Affiliate Notes)

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

B1B-1

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

B3-1

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “New Guarantor”), Biora Therapeutics, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantors party hereto from time to time (as defined herein), and GLAS Trust Company LLC, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (the “Indenture”), dated as of December 19, 2023 providing for the issuance of 11.00% / 13.00 % Convertible Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”);

WHEREAS, the New Guarantor has duly authorized the execution and delivery of this Supplemental Indenture to provide its Guarantee in accordance with Article 10 of the Indenture and all things necessary to make this Supplemental Indenture and the Indenture a valid agreement of the New Guarantor, in accordance with the terms thereof, have been done; and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee and Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the New Guarantor, the Trustee and the Collateral Agent mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The New Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 13 thereof.

4. No Recourse Against Others. No past, present or future director, officer, employee, agent, manager, partner, member, incorporator, shareholder or unitholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Issuers. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee and the Collateral Agent shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________,

[NEW GUARANTOR]

By

Name:

Title:

Biora Therapeutics, Inc.

By:

Name:

Title:

GLAS Trust Company LLC, as Trustee and Collateral Agent

By:

Name:

Title:

EXHIBIT D

FORM OF PRE-FUNDED WARRANT

[See attached]

140316350_3

140316350_5

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

BIORA THERAPEUTICS, INC.

Warrant Shares: [●] Initial Exercise Date: [●], 202[●]

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [●] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and until the Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from BIORA THERAPEUTICS, INC., a Delaware corporation (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Common Stock (as defined below). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.
Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means the subsidiaries of the Company set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Commission on March 30, 2023, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means American Stock Transfer and Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Ave, Brooklyn, NY 11219, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.
Exercise.
a)
Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b)
Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.001, subject to adjustment hereunder. (the “Exercise Price”).
c)
Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of the Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d)
Mechanics of Exercise.
i.
Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system

(“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (A) the earlier of (i) two (2) Trading Days and (ii) the number of days comprising the Standard Settlement Period, in each case after the delivery to the Company of the Notice of Exercise and (B) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.
ii.
Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
iii.
Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares on a timely basis pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.
iv.
Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (other than any such failure that is solely due to any action by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
v.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.
vi.
Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.
Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
e)
Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To avoid doubt, the calculation of the Beneficial Ownership Limitation shall take into account the concurrent exercise or conversion, as applicable, of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) beneficially owned by the Holder or any Attribution Party, as applicable. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination (including any determination as to group status pursuant to the next sentence). In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 49.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 49.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.
Section 3.
Certain Adjustments.
a)
Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)
Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a), if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).
c)
Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).
d)
Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within five (5) Trading Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.
e)
Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
f)
Notice to Holder.
i.
Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.
ii.
Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
Section 4.
Transfer of Warrant.
a)
Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with (i) a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney, (ii) at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and (iii) funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
b)
New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
c)
Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
d)
Reserved.
e)
Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.
Section 5.
Miscellaneous.
a)
No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise,” and to receive the cash payments contemplated pursuant to Sections 2(d)(i) and 2(d)(iv), in no event will the Company be required to net cash settle an exercise of this Warrant.
b)
Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
c)
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.
d)
Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant and (iv) not take any action that would result in the Exercise Price of this Warrant being in excess of the then-applicable par value of any Warrant Shares.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
f)
Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.
g)
Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that the right to exercise this Warrant terminates on the Termination Date. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
h)
Notices. Any and all notices or other communications or deliveries to be provided by the holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 4330 La Jolla Village Drive, Suite 300, San Diego, CA 92122, Attention: Clarke Neumann, email address: Clarke.Neumann@bioratherapeutics.com, with a copy to legaldeptcontractnotices@bioratherapeutics.com, or such other telephone number, email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.
i)
Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
j)
Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
k)
Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
l)
Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.
m)
Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
n)
Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

BIORA THERAPEUTICS, INC.

By:

Name:

Title:

[Signature Page to Common Stock Purchase Warrant]

NOTICE OF EXERCISE

TO: BIORA THERAPEUTICS, INC.

The undersigned hereby elects to purchase __________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

[Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).]

Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_____________________________________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_____________________________________________________________

_____________________________________________________________

The undersigned represents and warrants that is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:

Address:

Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address: